As filed with the Securities and Exchange Commission on April 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

U.S. WELL SERVICES, LLC

(Exact name of registrant as specified in its charter)

Delaware	1389	90-0794304
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

770 South Post Oak Lane, Suite 405
Houston, Texas 77056
(832) 562-3730

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See Table of Additional Registrants below

Kenneth I. Sill
Chief Financial Officer

U.S. Well Services, LLC
770 South Post Oak Lane, Suite 405

Houston, Texas 77056
(832) 562-3730

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

E. James Cowen
Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6000
Telecopy: (713) 228-1331

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date hereof.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ¨

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
14.50% Senior Secured Notes due 2017	$46,000,000	100%	$46,000,000	$5,924.80

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiary of U.S. Well Services, LLC is a co-registrant under this registration statement.

Name	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
USW Financing Corp.	Delaware	45-4533036

The name and address, including zip code, of the agent for service for the co-registrant is Brian Stewart, President and Chief Executive Officer of U.S. Well Services, LLC, 770 South Post Oak Lane, Suite 405, Houston, Texas 77056.  The telephone number, including area code, of the agent for service for the co-registrant is (832) 562-3730.  The co-registrant has the same principal executive offices as U.S. Well Services, LLC.

The information is this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 4, 2014

PROSPECTUS

U.S. WELL SERVICES, LLC

Offer to Exchange

$46,000,000 14.50% Senior Secured Notes due 2017

that have been registered under

the Securities Act of 1933 for any and all

$46,000,000 14.50% Senior Secured Notes due 2017

that have not been registered under the Securities Act of 1933

This Exchange Offer will expire at 5:00 P.M.,

New York City time, on                 , 2014, unless extended.

We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “exchange offer”), to exchange up to $46,000,000 aggregate principal amount of our registered 14.50% Senior Secured Notes due 2017, or the exchange notes, for a like principal amount of our outstanding 14.50% Senior Secured Notes due 2017, or the old notes.  We refer to the old notes and the exchange notes collectively as the “notes.”  The terms of the exchange notes are identical to the terms of the old notes in all material respects, except for the elimination of certain transfer restrictions, registration rights and additional interest provisions relating to the old notes.

We will exchange any and all old notes that are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on                , 2014, unless extended.

We have not applied, and do not intend to apply, for listing the notes on any national securities exchange or automated quotation system.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.  We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and will be subject to reduced public company reporting requirements permitted thereby.  See “Risk Factors” beginning on page 12 for a discussion of certain risks you should consider before participating in this exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2014.

THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR IN THE ACCOMPANYING LETTER OF TRANSMITTAL, OR THE INFORMATION TO WHICH WE HAVE REFERRED YOU.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION.  IF YOU RECEIVE ANY UNAUTHORIZED INFORMATION, YOU MUST NOT RELY ON IT.  THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO EXCHANGE THE OLD NOTES.  YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You also may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1 (800) SEC-0330 for further information about the public reference room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus “incorporates by reference” certain information that we file with the SEC (File No. 333-184491), which means that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference in this prospectus the information contained in the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding information deemed to be furnished and not filed with the SEC) until the termination of the exchange offer:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014 (File No. 333-184491); and
•

Our Current Reports on Form 8-K, filed with the SEC on January 9, 2014, January 29, 2014, February 10, 2014, February 13, 2014, February 20, 2014, March 11, 2014, March 14, 2014 and April 3, 2014 (File No. 333-184491) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K);

		•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014 (File No. 333-184491);

We are also incorporating by reference all additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K), after the date hereof and prior to the effectiveness of the registration statement of which this prospectus forms a part.

You may request a copy of all incorporated filings at no cost, by making written or telephone requests for such copies to:

U.S. Well Services, LLC

770 South Post Oak Lane, Suite 405

Houston, Texas 77056

(832) 562-3730

You should rely only on the information incorporated by reference or provided in this prospectus. If information in incorporated documents conflicts with information in this prospectus you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of those documents. We have not authorized anyone else to provide you with any information.

You will not be charged for any of these documents that you request. In order to ensure timely delivery of the documents, any request should be made no later than                    , 2014, or the date which is five business days before the expiration date of this exchange offer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein and therein by reference contain certain forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and similar expressions are intended to identify forward-looking statements in this prospectus regarding us and our subsidiary.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should not place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results could differ materially from those anticipated in these forward-looking statements. In evaluating those statements, you should carefully consider the risks outlined under “Risk Factors” elsewhere in this prospectus and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this prospectus, including the following:

•	our limited operating history;
•	concentration of our customer base;
•	our ability to fulfill, renew or replace our existing customer contracts and enter into additional service contracts;
•	dependence on entering into additional service contracts to grow business;
•	our ability to obtain raw materials and specialized equipment;
•	deployment of new and unproven technologies;
•	dependence on the spending levels and drilling activity of the onshore oil and natural gas industry;
•	the availability of water;
•	our ability to maintain pricing;
•	competition within the oilfield services industry;
•	the cyclical nature of the oil and natural gas industry;
•	changes in customer ownership or management;
•	delays in obtaining required permits;
•	our ability to raise additional capital to fund future capital expenditures;
•	increased vulnerability to adverse economic conditions due to our levels of indebtedness;
•	technological developments or enhancements affecting us or our competitors;
•	asset impairment and other charges;
•	the potential for excess capacity in the oil and natural gas industry;
•	our identifying, making and integrating acquisitions;
•	the loss of key executives;
•	the control of our sponsor over voting and management;
•	potential conflicts of interest faced by our managers, sponsors and members;
•	our ability to employ skilled and qualified workers;
•	work stoppages or other labor disputes;
•	hazards and environmental risks inherent to the oil and natural gas industry;
•	inadequacy of insurance coverage for certain losses or liabilities;
•	product liability, personal injury, property damage and other claims against us;
•	laws and regulations affecting the oil and natural gas industry;

•	costs and liabilities associated with environmental, health and safety laws, including any changes in the interpretation or enforcement thereof;
•	future legislative and regulatory developments;
•	federal legislation and state legislative and regulatory initiatives relating to hydraulic fracturing;
•	changes in trucking regulations;
•	changing demand for oil and natural gas due to conservation measures;
•	the effects of climate change or severe weather;
•	terrorist attacks and armed conflict;
•	obligations and increased costs associated with being a reporting company;
•	evaluations of internal controls required by Sarbanes-Oxley;
•	the status of available exemptions for emerging growth companies under the Jumpstart Our Business Startups Act; and
•	the risks described elsewhere in our reports and registration statements filed from time to time with the United States Securities and Exchange Commission (the “SEC”).

 All forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur, or of which we become aware after the date of this prospectus. You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even if our situation changes in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

EMERGING GROWTH COMPANY STATUS

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).  As a result, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.  See “Risk Factors—Risks Related to Our Company and the Industry— As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.”

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This exemption allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to rely on this exemption.

We may remain an emerging growth company until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement, (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt or (iv) the date on which we are deemed a “large accelerated filer” as defined under the federal securities laws.

PROSPECTUS SUMMARY

This summary provides a brief overview of certain information from this prospectus, but may not contain all the information that may be important to you. You should read this entire prospectus before making an investment decision. You should carefully consider the information set forth under “Risk Factors.” In addition, certain statements include forward-looking information which involves risks and uncertainties. Please read “Cautionary Note Regarding Forward-Looking Statements.”

In this prospectus, we use the term “old notes” to refer to the 14.50% Senior Secured Notes due 2017 that were issued on October18, 2013, and the term “exchange notes” to refer to the 14.50%  Senior Secured  Notes due 2017 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered in exchange for the old notes as described in this prospectus. References to the “notes” in this prospectus include both the old notes and the exchange notes. As used in this prospectus, unless the context otherwise requires, “we,” “us,” and “our” refer to U.S. Well Services, LLC and its subsidiary on a consolidated basis.

Our Company

We are an oilfield services provider of well stimulation services to the upstream oil and gas industry. We currently engage in high-pressure hydraulic fracturing in unconventional oil and natural gas basins.

Our corporate office is located at 770 South Post Oak Lane, Suite 405, Houston, Texas 77056 and our main telephone number is (832) 562-3730.

The Exchange Offer

On October 18, 2013, in connection with the Company's issuance and sale of $46.0 million in aggregate principal amount of 14.50% Senior Secured Notes due 2017, we entered into a registration rights agreement with the purchasers of the old notes.  You are entitled to exchange in the exchange offer your old notes for exchange notes which are identical in all material respects to the old notes except that:

"	The exchange notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us;
"	The exchange notes are not entitled to registration rights which are applicable to the old notes under the registration rights agreement; and
"	Our obligation to pay additional interest on the old notes due to the failure to consummate the exchange offer by a prior date does not apply to the exchange notes.

The following is a summary of the exchange offer.

Exchange Offer	We are offering to exchange up to $46,000,000 aggregate principal amount of our exchange notes that have been registered under the Securities Act for an equal amount of our old notes.

Expiration Date; Withdrawal of Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014, unless we decide to extend it, but in no event will we extend the exchange offer past , 2014.

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, which we may waive. If we waive any condition as to any particular note, such waiver will apply to all notes tendered in connection with the exchange offer. Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes

Unless you comply with the procedures described under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery,” you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:



tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as registrar and exchange agent, at the address listed under the caption “The Exchange Offer—Exchange Agent;” or



tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, The Bank of New York Mellon Trust Company, N.A., as registrar and exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, please read the discussion under the caption “The Exchange Offer—Procedures for Tendering—Book-Entry Transfer.”

Guaranteed Delivery Procedures	If you are a registered holder of the old notes and wish to tender your old notes in the exchange offer, but:

		the old notes are not immediately available,

		time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer, or

		the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offer,

then you may tender old notes by following the procedures described under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery.”

Special Procedures for Beneficial Owners

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Withdrawal; Non-Acceptance

You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on            , 2014. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at The Depository Trust Company. For further information regarding the withdrawal of tendered old notes, please read “The Exchange Offer—Withdrawal Rights.”

U.S. Federal Income Tax Considerations

The exchange of the exchange notes for the old notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. For more information, please see “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	The issuance of the exchange notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Fees and Expenses	We will pay all of our expenses incident to the exchange offer.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A., as exchange agent for the exchange offer. You can find the address, telephone number and fax number of the exchange agent under the caption “The Exchange Offer—Exchange Agent.”

Resales of Exchange Notes

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the exchange notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

		the exchange notes are being acquired in the ordinary course of business;



you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

		you are not our affiliate; and

		you are not a broker-dealer tendering old notes acquired directly from us for your account.

The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any exchange notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the old notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please read “Plan of Distribution.”

Please read “The Exchange Offer—Resales of Exchange Notes” for more information regarding resales of the exchange notes.

Effect on Holders of Old Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement and, accordingly, we will not be obligated to pay additional interest as described in the registration rights agreement.  If you are a holder of old notes and do not tender your old notes in the exchange offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes in the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

Consequences of Failure to Exchange

All untendered old notes will continue to be subject to the restrictions on transfer provided for in the old notes and in the indenture.  In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.  Other than in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act.

Terms of the Exchange Notes

The exchange notes will be identical to the old notes except that the exchange notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest and will contain different administrative terms.  The exchange notes will evidence the same debt as the old notes, and the same indenture will govern the exchange notes and the old notes. Because the exchange notes will be registered, the exchange notes will not be subject to transfer restrictions, and holders of old notes that have tendered and had their old notes accepted in the exchange offer will have no registration rights.

The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the exchange notes, please refer to the section of this prospectus entitled “Description of the Exchange Notes.”

Co-Issuers	U.S. Well Services, LLC and USW Financing Corp. ("USW Finance")

Notes Offered

$46,000,000 in aggregate principal amount of our 14.50% senior secured notes due 2017. The notes are additional notes under an indenture pursuant to which we currently have $126.4 million in aggregate principal amount of 14.50% senior secured notes due 2017.

Interest	14.50% per year (calculated using a 360-day year), accruing from and including February 15, 2013.

Interest Payment Dates	Each February 15 and August 15.

Maturity Date	February 15, 2017. All principal will be paid at maturity.

Note Guarantees

The exchange notes may be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of our future domestic subsidiaries (other than any unrestricted subsidiaries).  None of our future foreign subsidiaries will guarantee the exchange notes. As of the date hereof, our sole subsidiary, USW Finance, was a co-issuer of the notes.

Collateral

The exchange notes and the related note guarantees will be secured by a lien on all of our and our future domestic subsidiaries’ (other than any unrestricted subsidiaries’) assets, subject to certain exceptions.  If, and when, we incur permitted first lien indebtedness, the liens on the assets securing the exchange notes and any future guarantees will be contractually subordinated and junior to liens securing such permitted first lien indebtedness pursuant to an intercreditor agreement.

Ranking	The exchange notes and any future note guarantees will be our and the guarantors’ senior secured obligations and will:

 rank equal in right of payment with all of our and the guarantors’ existing and future senior indebtedness;

 rank senior in right of payment to all of our and the guarantors’ existing and future subordinated indebtedness;

 be effectively senior to all of our and the guarantors’ existing and future unsecured indebtedness to the extent of the value of the collateral securing the exchange notes;



be effectively subordinated to any of our and the guarantors’ indebtedness that is secured by a first-priority lien on the collateral securing the exchange notes to the extent of the value of the collateral securing such indebtedness; and

		be structurally junior to all existing and future indebtedness and other liabilities of each of our subsidiaries that do not guarantee the notes.

Intercreditor Agreement

In connection with the Credit and Security Agreement with a bank (the "Credit Agreement"), the lender under the Credit Agreement and the collateral agent for the exchange notes offered hereby, on behalf of the secured parties under the indenture governing the exchange notes offered hereby, entered into an intercreditor agreement, which among other things, defines the relative priorities of their respective security interests in the assets securing the exchange notes and the obligations under the Credit Agreement and certain other matters relating to the administration of security interests, exercise of remedies, certain bankruptcy-related provisions and other intercreditor matters. The intercreditor agreement also provides, among other things, that in the event of a foreclosure on the collateral or of insolvency proceedings, the holders of the exchange notes and any other pari passu indebtedness will receive proceeds from the collateral only after obligations under our Credit Agreement have been paid in full. In the event we or our domestic subsidiaries incur additional permitted first lien indebtedness, the administrative agent and the collateral agent under such permitted first lien indebtedness will likely enter into a similar intercreditor agreement. See “Description of the Exchange Notes—Intercreditor Agreement.”

Optional Redemption

On or after February 15, 2015, we may redeem some or all of the exchange notes at a premium that will decrease over time as set forth under “Description of the Exchange Notes – Optional Redemption,” plus accrued and unpaid interest and additional interest, if any, to the date of redemption.

Prior to February 15, 2015, we may, at our option, redeem up to 35% of the aggregate principal amount of the exchange notes using the net proceeds of certain equity offerings at a price equal to 110% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of redemption; provided that, following any and all such redemptions, at least 65% of the aggregate principal amount of the notes issued under the indenture remain outstanding and the redemption occurs within 90 days of the closing of such equity offering. In addition, at any time prior to February 15, 2015, we may, at our option, redeem all or a part of the exchange notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the exchange notes redeemed, plus a specified make-whole premium, plus accrued and unpaid interest and additional interest, if any, to the applicable date of redemption. See “Description of the Exchange Notes—Optional Redemption.”

Change of Control Offer

If we experience certain kinds of changes of control (as defined in the indenture governing the exchange notes), the holders of the exchange notes will have the right to require us to purchase all or a portion of their exchange notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of purchase.

Asset Sale Offer

Upon certain asset sales, we may be required to offer to use the net proceeds of an asset sale to purchase the exchange notes at 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of purchase.

Excess Cash Offer

Within 45 days after March 31, but not including March 31, 2014, or September 30 for which our cash and cash equivalents is greater than $12.1 million, we will be required to offer to repurchase exchange notes at an offer price in cash equal to 100% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase.  See “Description of the Exchange Notes – Repurchase at the Option of Holders – Excess Cash Offer.”

Certain Covenants	The indenture governing the exchange notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

		transfer or sell assets or use asset sale proceeds;

		pay dividends or make distributions, redeem subordinated debt or make other restricted payments;

		make certain investments;

		incur or guarantee additional debt or issue preferred equity securities;

		create or incur certain liens on our assets;

		incur dividend or other payment restrictions affecting our restricted subsidiaries;

		merge, consolidate or transfer all or substantially all of our assets;

		enter into certain transactions with affiliates;

		engage in a business other than a business that is the same or similar to our current business and reasonably related businesses; and

		take or omit to take any actions that would adversely affect or impair in any material respect the collateral securing the exchange notes.

These covenants are subject to important exceptions and qualifications and are described in more detail in “Description of the Exchange Notes — Certain Covenants.”

Absence of Established Market for the Notes

There is currently no established market for the exchange notes. Although the placement agent from our February 2012 offering of notes may make a market for the notes, it is not obligated to do so, and it may discontinue any market-making at any time without notice. An active market for the notes may not develop, or if it does develop, it may not provide adequate liquidity.

Risk Factors

Investing in the exchange notes involves substantial risk. Please read “Risk Factors,” beginning on page 12 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of certain factors that you should consider before participating in the exchange offer.

RISK FACTORS

You should carefully consider the risks described below and other information in this prospectus and the documents we have incorporated by reference herein, including those in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequent SEC filings, before deciding to tender your old notes and participate in the exchange offer.  Some of the risks relate principally to our business and the industry in which we operate.  Other factors relate principally to the exchange notes offered hereby.  The risks and uncertainties described below are not intended to be exhaustive but represent the risks that we believe are material.  Additional risks and uncertainties not presently known to us, or which we currently deem immaterial, may also have a material adverse effect on our business, financial condition and operating results and could therefore affect your investment in the exchange notes.

Risk Factors Related to Our Business

For a discussion of the risks and uncertainties related to our business, please read “Risk Factors” in Item 1A of our Annual Report on Form 10-K filed with the SEC on March 28, 2014, which is incorporated by reference into this prospectus.

Risk Related to the Exchange Offer

You may find it difficult to sell your exchange notes.

The exchange notes will not be listed on any securities exchange. Because there is no public market for the exchange notes, you may not be able to resell them.

An active market may not develop for the exchange notes and any trading market that does develop may not be liquid. If an active market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. If a market for the exchange notes develops, they may trade at a discount from their initial offering price. The trading market for the exchange notes may be adversely affected by:

"	changes in the overall market for non-investment grade securities;
"	changes in our financial performance or prospects;
"	the financial performance or prospects for companies in our industry generally;
"	the number of holders of the exchange notes;
"	the interest of securities dealers in making a market for the exchange notes; and
"	prevailing interest rates and general economic conditions.

Historically, the market for non-investment grade debt has been subject to substantial volatility in prices. The market for the exchange notes, if any, may be subject to similar volatility. Prospective investors in the exchange notes should be aware that they may be required to bear the financial risks of such investment for an indefinite period of time.

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will be adversely affected.

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.

If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act unless our registration rights agreement with the initial purchasers of the old notes requires us to do so. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer such notes outstanding.

Some holders who exchange their old notes may be deemed to be underwriters.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to the Notes

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes and other indebtedness.

As of December 31, 2013, we had approximately $121,327,903 in outstanding indebtedness.  Our substantial indebtedness could have important consequences for you and significant effects on our business. For example, it could:

"	make it more difficult for us to satisfy our financial obligations, including with respect to the notes;
"	increase our vulnerability to general adverse economic, industry and competitive conditions;
"

reduce the availability of our cash flow to fund working capital and capital expenditures because we will be required to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness;

"	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;
"

prevent us from raising funds necessary to repurchase notes tendered to us if there is a change of control which would constitute a default under the indenture governing the notes and under any future permitted first lien indebtedness;

"

place us at a competitive disadvantage compared to our competitors that are less highly leveraged and that, therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting; and

"	limit our ability to borrow additional funds.

Each of these factors may have a material and adverse effect on our financial condition and viability. Our ability to make payments with respect to the notes and to satisfy any other debt obligations will depend on our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors affecting us and our industry, many of which are beyond our control.

Despite current indebtedness levels, we may still be able to incur substantially more debt, which would increase the risks associated with our substantial leverage.

Even with our existing debt levels, we and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes does, and we anticipate that the agreements that will govern our future indebtedness will, contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions and, under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. If we incur additional indebtedness, the related risks that we now face would intensify. In addition, the indenture governing the notes does not prevent us from incurring obligations that do not constitute indebtedness under that agreement and we anticipate that any agreement governing our future indebtedness will similarly not prevent us from incurring obligations that do not constitute indebtedness under those agreements and could further exacerbate the risks associated with our substantial leverage.

We may not be able to generate sufficient cash flow to meet our debt service and other obligations, including the notes, due to events beyond our control.

Our ability to generate cash flows from operations and to make scheduled payments on or refinance our indebtedness, including the notes, and to fund working capital needs and planned capital expenditures will depend on our future financial performance and our ability to generate cash in the future. Our future financial performance will be affected by a range of economic, financial, competitive, business and other factors that we cannot control, such as general economic and financial conditions in the capital or commodity markets, the economy generally or other risks summarized herein. Our inability to execute our strategy in a timely manner could have a material adverse effect on our business, financial condition, results of operations and prospects, including our ability to generate positive cash flow in the future and our ability to service our debt and other obligations, including the notes. If we are unable to service our indebtedness or to fund our other liquidity needs, we may be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness, seeking additional capital, or any combination of the foregoing. If we raise additional debt, it would increase our interest expense, leverage and operating and financial costs. Any of these actions may not be effected on satisfactory terms, if at all, or may not yield sufficient funds to make required payments on the notes and any other indebtedness or to fund our other liquidity needs. In addition, the terms of existing or future debt agreements, including the indenture governing the notes may restrict us from adopting any of these alternatives. Our business may not generate sufficient cash flows from operations or future borrowings may not be available in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs.

The failure to generate sufficient cash flow or to effect any of these alternatives could significantly and  adversely affect the value of the notes and our ability to pay amounts due under the notes. If for any reason we are unable to meet our debt service and repayment obligations, including under the notes and under our other debt facilities, we would be in default under the terms of the agreements governing our indebtedness, which would allow our creditors at that time to declare all outstanding indebtedness to be due and payable. This would likely in turn trigger cross-acceleration or cross-default rights between our applicable debt agreements. Under these circumstances, our lenders could compel us to apply all of our available cash to repay our borrowings or they could prevent us from making payments on the notes. In addition, these lenders could then seek to foreclose on our assets that are their collateral. If the amounts outstanding under the notes or under our other debt facilities were to be accelerated, or were the subject of foreclosure actions, we cannot assure you that our assets would be sufficient to repay in full the money owed to our debt holders, including you as a noteholder.

The liens on the collateral securing the notes will be junior and subordinate to liens on the collateral securing obligations under the Credit Agreement and under certain indebtedness that we may incur in the future.

Holders of our first lien indebtedness will have claims that are prior to your claims as noteholders to the extent of the value of the assets securing that other priority lien indebtedness. Notably, we are a party to our Credit Agreement, which is secured by liens on substantially all of our assets. The notes will be effectively subordinated to any first lien indebtedness incurred under the Credit Agreement to the extent of the value of the assets securing the Credit Agreement. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of first lien indebtedness will have a prior claim to those assets that constitute their collateral. Pursuant to the terms of the intercreditor agreement, holders of first lien indebteness, including the lender under the Credit Agreement, are entitled to receive all proceeds from the sale or other disposition of the collateral until such claims are paid in full. As a result, the notes are effectively subordinated to all priority lien claims. If there is insufficient collateral to cover all claims, noteholders may receive less, ratably, than holders of first lien indebtedness.

The indenture governing the notes, as well as the Credit Agreement, impose, and the agreements governing our future indebtedness may impose, significant operating and financial restrictions, which may prevent us from pursuing certain business opportunities and restrict our ability to operate our business.

The indenture governing the notes and the Credit Agreement contain, and the documentation governing our future indebtedness may contain, customary restrictions on our activities, including covenants that limit our and our restricted subsidiaries’ ability to:

"	transfer or sell assets or use asset sale proceeds;
"	incur or guarantee additional debt or issue preferred equity securities;
"	pay dividends, redeem subordinated debt or make other restricted payments;
"	make certain investments;
"	create or incur certain liens on our assets;
"	incur dividend or other payment restrictions affecting our restricted subsidiaries;

"	enter into certain transactions with affiliates;
"	merge, consolidate or transfer all or substantially all of our assets;
"	engage in a business other than a business that is the same or similar to our current business and reasonably related businesses; and
"	take or omit to take any actions that would adversely affect or impair in any material respect the collateral securing the notes.

In addition, the Credit Agreement requires, and the documentation governing our future indebtedness may require, us to meet certain financial ratios, including fixed charge coverage, total leverage or other similar such ratios. See “Description of Other Indebtedness—Credit Agreement.”

The restrictions in the indenture governing the notes and the Credit Agreement, and the anticipated restrictions in our future indebtedness, may prevent us from taking actions that we believe would be in the best interest of our business, and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. We also may incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility. We may not be granted waivers or amendments to these agreements if for any reason we are unable to comply with these agreements, or we may not be able to refinance our debt on terms acceptable to us, or at all. The breach of any of these covenants and restrictions could result in a default under the indenture governing the notes or under our future indebtedness. An event of default under debt agreements would permit some of our lenders to declare all amounts borrowed from them to be due and payable.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition.

If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. Our assets or cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our indebtedness under our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments. Last, we could be forced into bankruptcy or liquidation. As a result, any default by us on our indebtedness could have a material adverse effect on our business and could impact our ability to make payments under the notes.

We may be unable to repay or repurchase the notes at maturity.

At maturity, the entire outstanding principal amount of the notes, together with accrued and unpaid interest, will become due and payable. We may not have the funds to fulfill these obligations or the ability to refinance these obligations. If the maturity date occurs at a time when other arrangements prohibit us from repaying the notes, we could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we could not obtain the waivers or refinance these borrowings, we would be unable to repay the notes.

The notes and the guarantees will be structurally subordinated to indebtedness and other liabilities of any of our future non-guarantor subsidiaries.

The notes and the guarantees will be structurally subordinated to the indebtedness and other liabilities of any of our future non-guarantor subsidiaries and holders of the notes will not have any claim as a creditor against any non-guarantor subsidiary. In addition, subject to certain limitations, the indenture governing the notes permits non-guarantor subsidiaries to incur additional indebtedness, which indebtedness could be significant.

Our ability to repurchase the notes with cash upon a change of control, upon an offer to repurchase the notes in the case of an asset sale or if we have excess cash, if required by the indenture, may be limited.

Upon the occurrence of a change of control, as defined in the indenture governing the notes, we will be required to offer to repurchase all of the outstanding notes at 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. See

“Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.” In addition, upon the occurrence of certain asset sales, as defined in the indenture governing the notes, we will be required to offer to repurchase all of the outstanding notes at 100% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase.  See “Description of the Exchange Notes—Repurchase at the Option of Holders—Asset Sales.”  In addition, if we have excess cash as of certain determination dates, each as defined in the indenture governing the notes, we will be required to offer to repurchase an aggregate amount of notes equal to the amount of excess cash at 100% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase.

However, it is possible that we will not have sufficient funds at the time of the change of control, upon an asset sale or if we have excess cash, to the extent required by the indenture, to make the required repurchase of notes.

Moreover, the agreements governing any future indebtedness we incur may restrict our ability to repurchase the notes, including following a change of control event or upon an asset sale, as required by the indenture. As a result, following such an event, we would not be able to repurchase notes unless we first repay all such indebtedness or obtain a waiver from the holders of such indebtedness to permit us to repurchase the notes. We may be unable to repay all of that indebtedness or obtain such a waiver. Our failure to purchase notes following a change of control, an asset sale or if we have excess cash, to the extent required by the indenture, would be an event of default under the indenture, which could cause a cross-default under our other indebtedness, if any, and could have a material adverse effect on our financial condition.

Any requirement to offer to repurchase outstanding notes may therefore require us to refinance any other outstanding debt, which we may not be able to do on commercially reasonable terms, if at all. These repurchase requirements may also delay or make it more difficult for others to obtain control of us.

In addition, certain important corporate events, such as takeovers, recapitalizations, restructurings, mergers or similar transactions, may not constitute a change of control under the indenture governing the notes and, therefore, would not permit the holders of the notes to require us to repurchase the notes. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

In addition, the definition of change of control includes a phrase relating to the sale or other transfer of “all or substantially all” of our properties or assets and our subsidiaries, taken as a whole. There is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of our assets, and, therefore, it may be unclear as to whether a change of control has occurred and whether the holders of the notes have the right to require us to repurchase such notes.

The value of the noteholders’ security interest in the collateral may not be sufficient to satisfy all our obligations under the notes.

The notes and the guarantees of the notes will be secured by a lien on certain of our future domestic subsidiaries’ (other than any unrestricted subsidiaries’) assets, subject to certain permitted liens and certain excluded assets. See “Description of the Exchange Notes—Security.”

If we default on the notes, the holders of the notes will be secured only to the extent of the value of the assets underlying their security interest after taking into account any first lien obligations. Upon enforcement against any collateral or insolvency, under the terms of the intercreditor agreement, proceeds of such enforcement will be used first to pay obligations outstanding under first lien indebtedness in full (including post-petition interest, whether or not allowable in any bankruptcy case) and second to pay the notes. To prevent foreclosure, we may be motivated to commence voluntary bankruptcy proceedings, or the holders of the notes or various other interested persons may be motivated to institute bankruptcy proceedings against us. The commencement of such bankruptcy proceedings would expose the holders of the notes to additional risks, including additional restrictions on exercising rights against collateral. See “—Rights of holders of notes in the collateral may be adversely affected by bankruptcy proceedings.”

The indenture governing the notes allows us to incur additional obligations secured by liens in amounts that may be significant. Any additional indebtedness or obligations secured by a lien on the collateral securing the notes, including under the Credit Agreement, could adversely affect the relative position of the holders of the notes with respect to the collateral securing the notes.

The collateral may be subject to exceptions, defects, encumbrances, liens and other imperfections and the liens securing the notes will remain subordinate to the liens securing first lien indebtedness even if the liens securing such obligations have defects or imperfections. In addition, certain of our material contracts contain anti-assignment provisions. Such provisions may be rendered unenforceable or ineffective by the Uniform Commercial Code as they relate to the collateral agent getting a perfected security interest in such contracts and licenses, but such anti-assignment provisions may significantly limit the ability of the collateral agent to enforce its rights and remedies thereunder following its realization of any such security interest. Further, the value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature and because of regulatory limitations and limitations set forth in contracts, licenses and permits, some or all of the collateral may be illiquid and not saleable and may have no readily ascertainable market value. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the proceeds from any sale or liquidation of the collateral may not be sufficient to pay our obligations under the notes, in full or at all, after first satisfying our obligations in full under our first lien obligations. The collateral may not be saleable, and, even if saleable, the timing of its liquidation would be uncertain.

With respect to some of the collateral, the trustee’s security interest and ability to foreclose will also be limited by the need to meet certain requirements, such as obtaining third-party consents and making additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. Such required consents may not be obtained on a timely basis or at all. These requirements may limit the number of potential bidders for certain collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the collateral. Therefore, the practical value of realizing on the collateral may, without the appropriate consents and filings, be limited.

Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the notes. Any claim for the difference between the amount, if any, realized by holders of the notes from the sale of the collateral securing the notes and the obligations under the notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

The rights of noteholders in the collateral may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in the collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the collateral securing obligations under the notes from time to time owned by us or the guarantors may not be perfected if the collateral agent has not taken the actions necessary to perfect any of those liens upon or prior to the issuance of the notes. The inability or failure of the collateral agent to promptly take all actions necessary to create properly perfected security interests in the collateral may result in the loss of the priority, or a defect in the perfection, of the security interest for the benefit of the noteholders to which they would have been otherwise entitled.

In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. We and the guarantors will have limited obligations to perfect the security interest of the noteholders in specified collateral. The collateral trustee may not monitor, or we or the guarantors may not inform such collateral trustee of, the future acquisition of property and rights that constitute collateral, and the necessary action may not be taken to properly perfect the security interest in such after acquired collateral. The collateral trustee for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the notes and the note guarantees against third parties.

The security interest of the collateral agent will be subject to practical challenges generally associated with the realization of security interests in the collateral. For example, the collateral agent may need to obtain the consent of a third party to obtain or enforce a security interest in an asset. The collateral agent may not be able to obtain any such consent or the consents of any third parties may not be given when required to facilitate a foreclosure on such assets. As a result, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease. In addition, if the collateral trustee forecloses on our assets, including our equity or the equity of subsidiaries, it may constitute a change of control or assignment under our material contracts, and the counterparties may be entitled to amend or terminate the contracts, which could adversely affect the value of the collateral.

Your right to receive payments on the notes will be effectively subordinated to the right of lenders who have a security interest in our assets that are not part of the collateral securing the notes, to the extent of the value of those assets.

Subject to the restrictions in the indenture governing the notes, we, including our subsidiaries, may incur significant additional indebtedness secured by assets that are not part of the collateral securing the notes. If we are declared bankrupt or insolvent, or if we default under any of our existing or future indebtedness secured by assets that are not part of the collateral securing the notes, the holders of such indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the holders of such indebtedness could foreclose on such assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. In any such event, because the notes will not be secured by such assets, the remaining proceeds, if any, from the sale of such assets will be available to pay obligations on the notes only after such indebtedness has been paid in full.

The collateral is subject to casualty risks.

We are obligated under the indenture and collateral arrangements governing the notes to maintain adequate insurance or otherwise insure against hazards as is typically done by companies having assets of a similar nature in the same or similar localities. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, the insurance proceeds may not compensate us fully for our losses. If there is a total or partial loss of any of the pledged collateral, any insurance proceeds received by us may not be sufficient to satisfy all of our secured obligations, including the notes.

The security interest in after-acquired property may not be perfected promptly or at all.

Applicable law requires that security interests in certain property acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. The trustee or the collateral agent may not monitor, or we may not inform such trustee or collateral agent of, the future acquisition of property and rights that constitute collateral, and the necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. Neither the trustee nor the collateral agent has an obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in certain of the after-acquired collateral or the priority of the security interest in favor of the notes against third parties.

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without holders’ consent or the consent of the trustee under the indenture governing the notes.

Under various circumstances, all or a portion of the collateral securing the notes and the guarantees may be released automatically, including:

"

a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture governing the notes or the documentation governing our future indebtedness, including the sale of any entity in its entirety that owns or holds such collateral;

"	to the extent required in accordance with the intercreditor agreement;
"	to the extent we have defeased or satisfied and discharged the indenture governing the notes; and
"	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee.

In addition, a guarantee will be automatically released in connection with a sale of such guarantor in a transaction not prohibited under the indenture governing the notes.

Certain assets will be excluded from the collateral.

Certain assets are excluded from the collateral securing the notes, as described under “Description of the Exchange Notes—Security,” including the following:

"	any equity of any foreign subsidiaries of the guarantors in excess of 65% of the equity of such foreign subsidiaries;
"	items as to which a security interest cannot be granted without violating contract rights or applicable law;
"

assets securing purchase money debt or capitalized lease obligations permitted to be incurred under the indenture to the extent the documentation relating to such purchase money debt or capitalized lease obligations prohibits such assets from being collateral;

"	assets of our future non-guarantor subsidiaries, including our unrestricted subsidiaries; and
"	certain other exceptions described in the security documents governing the notes.

If an event of default occurs and the notes are accelerated, the notes will rank equally with the holders of all of our other unsubordinated and unsecured indebtedness and other liabilities with respect to such excluded assets. As a result, if the value of the security interest for the notes and the guarantees is less than the value of the claims of the holders of the notes, the holders of the notes might not receive any substantial recovery from the excluded assets.

Our unrestricted subsidiaries will not guarantee the notes and will not be subject to the covenants of the indenture, and their assets will not be pledged as collateral to secure the notes.

Under the circumstances described under the caption “Description of the Exchange Notes—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we may be able to designate unrestricted subsidiaries in the future. Our unrestricted subsidiaries will not guarantee the notes and will not be subject to the covenants of the indenture governing the notes, and their assets will not be pledged as collateral to secure the notes.  Accordingly, the notes and the guarantees will be structurally subordinated to the indebtedness and other liabilities of our unrestricted subsidiaries.

Rights of holders of notes in the collateral may be adversely affected by bankruptcy proceedings.

The right of the collateral agent for the notes to repossess and dispose of the collateral securing the notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

Federal, state and foreign fraudulent transfer laws may permit a court to avoid the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received. If this occurs, noteholders may not receive any payments on the notes.

Federal, state and foreign fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of any guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state and be different from other applicable foreign jurisdictions, the notes or guarantees could be avoided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

"	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;
"	the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;
"	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay such debts as they mature; or
"

we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our other debt or the debt of the guarantors. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

"	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;
"

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

"	it could not pay its debts as they become due.

If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could avoid the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to our presently existing and future indebtedness or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, noteholders may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our other debt that could result in acceleration of such debt.

Although each guarantee entered into by a guarantor will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being avoided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

In addition, different or additional fraudulent conveyance laws may exist in foreign jurisdictions which could result in the liens being avoided.

If the guarantees by the subsidiary guarantors are not enforceable, the notes would be effectively subordinated to all liabilities of the subsidiary guarantors, including trade payables.

The value of the collateral securing the notes and the guarantees may not be sufficient to secure post-petition interest.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the notes will only be entitled to post-petition interest under the U.S. Bankruptcy Code to the extent that the value of their security interest in the collateral securing the notes and the guarantees is greater than their pre-bankruptcy claim. Holders of the notes that have a security interest in collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the U.S. Bankruptcy Code. No appraisal of the fair market value of the collateral has been prepared and therefore the value of the noteholders’ interest in the collateral may not equal or exceed the principal amount of the notes.

The notes could be wholly or partially voided as a preferential transfer.

If we or any guarantor become the subject of a bankruptcy proceeding within 90 days after the date of the indenture (or, with respect to any insiders specified in bankruptcy law who are holders of the notes, within one year after we issue the notes), and the court determines that we were insolvent at the time of the closing (under the preference laws, we would be presumed to have been insolvent on and during the 90 days immediately preceding the date of filing of any bankruptcy petition), the court could find that the incurrence of the obligations under the notes involved a preferential transfer. In addition, to the extent that certain of our collateral is not perfected until after the closing, such 90-day preferential transfer period would not begin until the date of perfection. If the court determined that the granting of the security interest was therefore a preferential transfer, which did not qualify for any defense under bankruptcy law, then holders of the notes would be unsecured creditors with claims that ranked pari passu with all other unsecured creditors of the applicable obligor, including trade creditors. In addition, under such circumstances, the value of any consideration holders received pursuant to the notes, including upon foreclosure of the collateral securing the notes and the guarantees, could also be subject to recovery from such holders and possibly from subsequent assignees, or such holders might be returned to the same position they held as holders of the notes.

There is no established market for the notes.

The notes are not listed on any securities exchange.  Although the placement agent may make a market in the notes, it is not obligated to do so, and it may discontinue any market-making at any time without notice.  An active market for the notes may not develop or, if it does develop, it may not continue.  Further, if a market for the notes does develop, then the notes could trade at prices that may be higher or lower than the initial offering price thereof depending upon a number of factors, including prevailing interest rates, our operating results, events in the United States and the market for similar securities.

If a market for the notes does not develop or continue, then noteholders may be unable to resell the notes for an extended period of time at their fair market value, if at all.  Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.  Consequently, a purchaser of the notes may not be able to liquidate its investment readily, and the notes may not be readily accepted as collateral for loans.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On October 18, 2013, we completed the issuance and sale of $46.0 million in aggregate principal amount of the notes. We issued the notes as additional notes under the Indenture. In connection with the closing of the sale of the notes, we entered into a registration rights agreement with the purchasers of the notes, pursuant to which we agreed to file a registration statement relating to an offer to exchange the old notes for the exchange notes. The registration rights agreement provides that we will (i) file the registration statement with the SEC on or prior to 180 days after October 18, 2013; (ii) use our reasonable best efforts to cause the registration statement to be declared effective by the SEC on or prior to 270 days after October 18, 2013; and (iii) upon the effectiveness of the registration statement, use our reasonable best efforts to consummate the exchange offer within 30 business days (the “Exchange Date”). The registration statement of which this prospectus forms a part was filed in compliance with this obligation.

Pursuant to the exchange offer, we will issue the exchange notes in exchange for old notes. The terms of the exchange notes are identical in all material respects to those of the old notes, except that the exchange notes (1) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the old notes and (2) will not have registration rights or provide for any additional interest related to the obligation to register. Please read “Description of the Exchange Notes” for more information on the terms of the respective notes and the differences between them.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of old notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” with respect to the exchange offer means any person in whose name the old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company (the “Depository”), who desires to deliver such old notes by book-entry transfer at the Depository.

We make no recommendation to the holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their own financial position and requirements.

In order to participate in the exchange offer, you must represent to us, among other things, that:

"	you are acquiring the exchange notes in the exchange offer in the ordinary course of your business;
"	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;
"

you have full power and authority to transfer old notes in exchange for the exchange notes and that we will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims;

"	you do not have and to your knowledge, no one receiving exchange notes from you has, any arrangement or understanding with any person to participate in the distribution of the exchange notes;
"

you are not a broker-dealer tendering old notes acquired directly from us for your own account or if you are a broker-dealer, you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes; and

"	you are not one of our “affiliates,” as defined in Rule 405 of the Securities Act.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please read “Plan of Distribution.”

Shelf Registration

The registration rights agreement further provides that, if:

"	for any reason the exchange offer is not consummated by the Exchange Date; or
"	prior to the Exchange Date, any purchaser or any holder of Transfer Restricted Securities (as defined below) notifies us that:

1.it is prohibited by law or SEC policy from participating in the exchange offer;

2.it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales; or

3. it is a broker-dealer and owns notes acquired directly from us or an affiliate of us,

then, in each case, we (i) will file with the SEC a shelf registration statement on or prior to the 30th day after the date the obligation to file a shelf registration statement arises (the “Shelf Filing Deadline”) to cover resales of the old notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement and (ii) use our reasonable best efforts to cause such shelf registration statement to be declared effective by the SEC on or before the later of (A) the 60th day after the Shelf Filing Deadline or (B) the 270th day after October 18, 2013 (the “Shelf Effectiveness Deadline”).

For purposes of the preceding, “Transfer Restricted Securities” means each old note until the earliest to occur of:

"

the date on which such old note is exchanged in the exchange offer for an exchange note entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act;

"	the date on which such old note has been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement;
"	the date on which such old note is distributed to the public by a broker-dealer pursuant to the “Plan of Distribution” section of this prospectus;
"

the date that such old note is freely transferable (the “Freely Transferable Date”) in accordance with Rule 144 by a person that is not an “affiliate” (as defined in Rule 144) of us where no conditions under Rule 144 are then applicable; provided, however, that the Freely Transferable Date shall not precede (i) the consummation of the exchange offer, or (ii) as to such note held by holders that require us to file a shelf registration statement, to keep such shelf registration statement effective; and

"	the date on which such old note ceases to be outstanding

Additional Interest

The registration rights agreement further provides that, if: (i) the registration statement of which this prospectus forms a part is not declared effective by the SEC on or prior to 270 days after October 18, 2013; (ii) the exchange offer is not consummated by the Exchange Date or the shelf registration statement, if required, has not been declared effective by the Shelf Effectiveness Deadline; or (iii) the shelf registration statement or the registration statement of which this prospectus forms a part is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (i) through (iii) above, a “Registration Default”), then we will pay Additional Interest to each holder of Transfer Restricted Securities. With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Additional Interest will be paid in an amount equal to 0.25% per annum of the principal amount of the Transfer Restricted Securities. The amount of Additional Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration

Defaults have been cured, up to a maximum Additional Interest rate of 1.00% per annum of the Transfer Restricted Securities in the aggregate.

Terms of the Exchange Offer

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange old notes that are properly tendered at or before the expiration time and not withdrawn as permitted below. As of the date of this prospectus, $46,000,000 aggregate principal amount of old notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of old notes known to us. Old notes tendered in the exchange offer must be in denominations of principal amount of $1.00 and any integral multiple of $1.00.  The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

Our acceptance of the tender of old notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

The form and terms of the exchange notes being issued in the exchange offer are the same as the form and terms of the old notes, except that:

"	the exchange notes being issued in the exchange offer will have been registered under the Securities Act;
"	the exchange notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and
"	the exchange notes being issued in the exchange offer will not contain the registration rights contained in the old notes.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 P.M., New York City time, on             , 2014. However, we may, in our sole discretion, extend the period of time for which the exchange offer is open and set a later expiration date for the exchange offer. The term “expiration time” as used herein means the latest time and date to which we extend the exchange offer, but in no event will we extend the exchange offer past       , 2014. If we decide to extend the exchange offer period, we will then delay acceptance of any old notes by giving oral or written notice of an extension to the holders of old notes as described below. During any extension period, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We may decide to waive any of the conditions in our sole reasonable discretion. If we waive a condition as to the acceptance of any particular old note, such waiver shall apply to all old notes tendered in connection with the exchange offer. Furthermore, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. If we materially change the terms of the exchange offer, we will resolicit tenders of the old notes, file a post-effective amendment to the prospectus and provide notice to you. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the holders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 A.M., New York City time, on the first business day after the previously scheduled expiration time.

Procedures for Tendering

Valid Tender

Except as described below, a tendering holder must, prior to the expiration time, transmit to The Bank of New York Mellon Trust Company, N.A., the exchange agent, at the address listed below under the caption “—Exchange Agent”:

"	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or
"	if old notes are tendered in accordance with the book-entry procedures listed below, an agent’s message transmitted through the Depository’s Automated Tender Offer Program, referred to as ATOP.

In addition, you must:

"	deliver certificates, if any, for the old notes to the exchange agent at or before the expiration time;
"

deliver a timely confirmation of the book-entry transfer of the old notes into the exchange agent’s account at the Depository, the book-entry transfer facility, along with the letter of transmittal or an agent’s message; or

"	comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by the Depository to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that the Depository has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If the letter of transmittal is signed by a person other than the registered holder of old notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The old notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the old notes must be signed exactly as the name of any registered holder appears on the old notes.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things, the person is not our affiliate, the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please read “Plan of Distribution.”

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk, and the delivery will be deemed made only upon actual receipt or confirmation by the exchange agent. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Holders tendering through the Depository’s ATOP system should allow sufficient time for completion of the ATOP procedures during the normal business hours of the Depository on such dates.

No old notes, agent’s messages, letters of transmittal or other required documents should be sent to us. Delivery of all old notes, agent’s messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in the Depository’s ATOP system may make book-entry delivery of the old notes by causing the Depository to transfer the old notes into the exchange agent’s account. The tender by a holder of old notes, including pursuant to the delivery of an agent’s message through the Depository’s ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old notes will be determined by us in our sole reasonable discretion or by the exchange agent, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not validly tendered or any old notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of old notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

Although we have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any old notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the old notes surrendered for exchange are tendered:

"	by a registered holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or
"	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes within the meaning of Rule 17Ad-15 under the Exchange Act.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the old notes at the Depository for purposes of the exchange offer. Any financial institution that is a participant in the Depository’s system may make book-entry delivery of old notes by causing the Depository to transfer those old notes into the exchange agent’s account at the Depository in accordance with the Depository’s procedure for transfer. The participant should transmit its acceptance to the Depository at or prior to the expiration time or comply with the guaranteed delivery procedures described below. The Depository will verify this acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent’s account at the Depository and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that the Depository has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at the Depository. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:

"	be transmitted to and received by the exchange agent at the address listed under “—Exchange Agent” at or prior to the expiration time; or
"	comply with the guaranteed delivery procedures described below.

Delivery of documents to the Depository in accordance with the Depository’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery

If a registered holder of old notes desires to tender the old notes, and the old notes are not immediately available, or time will not permit the holder’s old notes or other required documents to reach the exchange agent before the expiration time, or the procedures for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

"	the tender is made through an eligible institution;
"

prior to the expiration time, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly and validly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us:

1.	stating the name and address of the holder of old notes and the amount of old notes tendered,
2.	stating that the tender is being made, and
3.

guaranteeing that within three New York Stock Exchange trading days after the expiration time, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

"

the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Determination of Validity

We will determine in our sole reasonable discretion all questions as to the validity, form and eligibility of old notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding. We reserve the right to reject any particular old note not properly tendered or of which our acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities as to any particular old note tendered either before or after the expiration time, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the applicable expiration time, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a reasonable period of time.

Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of old notes. Moreover, neither we, the exchange agent nor any other person will incur any liability for failing to give notifications of any defect or irregularity.

Acceptance of Old Notes for Exchange; Issuance of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all old notes properly tendered. We will issue the exchange notes promptly after the expiration of the exchange offer. For purposes of an exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

For each old note accepted for exchange, the holder will receive a new note having a principal amount equal to that of the surrendered old note. As a result, registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from August 15, 2013. Old notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer.

In all cases, issuance of exchange notes for old notes will be made only after timely receipt by the exchange agent of:

"	a certificate for the old notes, or a timely book-entry confirmation of the old notes, into the exchange agent’s account at the book-entry transfer facility;
"	a properly completed and duly executed letter of transmittal or an agent’s message; and
"	all other required documents.

Unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes. In the case of old notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged old notes will be credited to an account maintained with the Depository as promptly as practicable after the expiration or termination of the exchange offer. For each old note accepted for exchange, the holder of the old note will receive an exchange note having a principal amount equal to that of the surrendered outstanding note.

Interest Payments on the Exchange Notes

The exchange notes will bear interest from the most recent date to which interest has been paid on the old notes for which they were exchanged. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the old notes.

Withdrawal Rights

Tender of old notes may be properly withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

For a withdrawal to be effective with respect to old notes, the exchange agent must receive a written notice of withdrawal before the expiration time delivered by hand, overnight by courier or by mail, at the address indicated under “—Exchange Agent” or, in the case of eligible institutions, at the facsimile number, or a properly transmitted “Request Message” through the Depository’s ATOP system. Any notice of withdrawal must:

"	specify the name of the person, referred to as the depositor, having tendered the old notes to be withdrawn;
"	identify the old notes to be withdrawn, including certificate numbers and principal amount of the old notes;
"	contain a statement that the holder is withdrawing its election to have the old notes exchanged;
"

other than a notice transmitted through the Depository’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of the old notes in the name of the person withdrawing the tender; and

"	specify the name in which the old notes are registered, if different from that of the depositor.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If old notes have been tendered in accordance with the procedure for book-entry transfer described below, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes.

Any old notes properly withdrawn will be deemed not to have been validly tendered for exchange. Exchange notes will not be issued in exchange unless the old notes so withdrawn are validly re-tendered.

Properly withdrawn old notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time at or before the expiration time.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any old notes for any exchange notes, and, as described below, may terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

"

there shall occur a change in the current interpretation by the staff of the SEC which permits the exchange notes issued pursuant to the exchange offer in exchange for old notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder which is an affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

"

any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating to the exchange offer;

"	any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with such exchange offer;
"	a banking moratorium shall have been declared by United States federal or New York State authorities;
"

trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended, or a limitation on prices for securities imposed, by order of the SEC or any other governmental authority;

"

an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war shall have occurred;

"

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to our knowledge, threatened for that purpose or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of such exchange offer; or

"

any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which is or may be adverse to us or we shall have become aware of facts that have or may have an adverse impact on the value of the old notes or the exchange notes, which in our sole judgment in any case makes it inadvisable to proceed with such exchange offer and/or with such acceptance for exchange or with such exchange.

If any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of such exchange offer in any respect. Please read “—Expiration, Extension and Amendment” above.

If any of the above events occur, we may:

"	terminate the exchange offer and promptly return all tendered old notes to tendering holders;
"	complete and/or extend the exchange offer and, subject to your withdrawal rights, retain all tendered old notes until the extended exchange offer expires;
"	amend the terms of the exchange offer; or
"	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

We may assert these conditions with respect to the exchange offer regardless of the circumstances giving rise to them. All conditions to the exchange offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived by us before the expiration of the exchange offer. We may waive any condition in whole or in part at any time in our sole reasonable discretion. In the event we waive any condition with respect to one old note tendered, such waiver will apply to all old notes. Our failure to exercise our rights under any of the above circumstances does not represent a waiver of these rights. Each right is an ongoing right that may be asserted at any time. Any determination by us concerning the conditions described above will be final and binding upon all parties.

If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the old notes, and we will extend the exchange offer for a period of five to ten business days, as required by applicable law, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Resales of Exchange Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that exchange notes issued in the exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by holders of the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

"	the exchange notes are acquired in the ordinary course of the holder’s business;
"	the holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes;
"	the holders are not “affiliates” of ours within the meaning of Rule 405 under the Securities Act; and
"	the holders are not a broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. The staff of the SEC may not make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange old notes for exchange notes will be required to represent that it meets the above four requirements.

Any holder who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing exchange notes or any broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

"	cannot rely on the applicable interpretations of the staff of the SEC mentioned above;
"	will not be permitted or entitled to tender the old notes in the exchange offer; and
"	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes must acknowledge that the old notes were acquired by it as a result of market-making activities or other trading activities and agree that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the

Securities Act. Please read “Plan of Distribution.” A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of exchange notes received in exchange for old notes that the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer.

In addition, to comply with state securities laws, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the exchange notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of exchange notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A., has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Delivery by Registered or Certified Mail:	Facsimile Transmissions: (Eligible Institutions Only)	Overnight Delivery or Regular Mail:

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon

Corporate Trust Operations - Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Christopher Landers

	(732) 667-9408 To Confirm by Telephone or for Information Call: (315) 414-3367	The Bank of New York Mellon Trust Company, N.A. c/o The Bank of New York Mellon Corporate Trust Operations - Reorganization Unit 111 Sanders Creek Parkway East Syracuse, NY 13057 Attn: Christopher Landers

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will pay the expenses of soliciting tenders pursuant to this exchange offer. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes on the exchange. If, however, exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange Outstanding Securities

Holders who desire to tender their old notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

Old notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes set forth in the indenture for the notes. Except in limited circumstances with respect to specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

We do not currently anticipate that we will take any action to register the old notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.  Holders of the exchange notes issued in the exchange offer and any old notes which remain outstanding after completion of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Accounting Treatment

We will record the exchange notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the exchange notes.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement.  We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer.  In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the exchange notes are identical in all respects to the form and terms of the old notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the exchange notes.  Old notes surrendered in exchange for the exchange notes will be retired and canceled and will not be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our outstanding indebtedness.

DESCRIPTION OF OTHER INDEBTEDNESS

Future Permitted First Lien Indebtedness

We may enter into permitted first lien indebtedness in the future, which may come in the form of term loans, revolving or non-revolving facilities or some combination thereof. Borrowings may bear interest at either a fixed rate or a floating rate such as prime or LIBOR (plus a certain percentage in certain circumstances). Our obligations under our future permitted first lien indebtedness are anticipated to be guaranteed by all of our existing and future domestic subsidiaries, and secured by a first-priority lien on substantially all of our and our domestic subsidiaries’ current and fixed assets (subject to certain exceptions). We anticipate that our future permitted first lien indebtedness will be subject to certain customary fees and expenses of the lenders and agents.

Any such future permitted first lien indebtedness may contain customary covenants, including, but not limited to, restrictions on our and our subsidiaries’ ability to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets subject to security interests created under our future permitted first lien indebtedness, make acquisitions, loans, advances or investments, pay dividends or other payments to our equity holders, sell or otherwise transfer assets, enter into transactions with affiliates or change our line of business, and will include, at least, covenants to maintain a specific current ratio and a specific interest charge coverage ratio.

Any such future permitted first lien indebtedness may provide that, upon the occurrence of certain events of default, our obligations thereunder may be accelerated and the lending commitments terminated. Such events of default would likely include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, including the notes being offered hereby, voluntary and involuntary bankruptcy proceedings, material money judgments, certain change of control events and other customary events of default.

In connection with the closing of any future permitted first lien indebtedness, we intend to enter into, along with the guarantors, the agent for the lenders of such future permitted first lien indebtedness and the indenture trustee, an intercreditor agreement which will set forth the respective rights and obligations of the parties to the intercreditor agreement with respect to the collateral securing our future permitted first lien indebtedness and the notes. Although we expect that the intercreditor agreement will, when entered into, contain terms substantively similar to those described herein, there can be no assurance that the terms of such intercreditor agreement will be commercially reasonable or customary. The terms of the intercreditor agreement may differ from those set forth herein. See “Description of the Exchange Notes—Intercreditor Agreement.”

We can give no assurances that we will enter into the future permitted first lien indebtedness described herein, or that the terms of any facility in respect thereof will contain the terms described herein.

Furthermore, we cannot anticipate what type of facility such future permitted first lien indebtedness may be incurred under. Under the indenture governing the notes, such future permitted first lien indebtedness may take the form of credit loans, term loans, bonds, notes or other debt securities, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credits or similar facilities.

Existing Notes

On  February 21, 2012, we completed an offering of $85.0 million aggregate principal amount of the notes (the “Original Notes” and together with the  April 2013 Additional Notes (as defined below), the "existing notes"). On April 10, 2013, the Company completed an offering of $12.0 million in aggregate principal amount of the notes (the "April 2013 Additional Notes"). In October 2013, the Company completed an offering of $46.0 million in aggregate principal amount of the notes. The notes offered hereby will have identical terms, other than the issue date and issue price, and will constitute part of the same series as the existing notes, although they will bear a different CUSIP number than the existing notes until they are no longer restricted securities under the Securities Act. For additional information on the existing notes, see "Description of the Exchange Notes."

Credit Agreement

On May 9, 2013, we entered into a Credit and Security Agreement, as amended by the First Amendment to Credit and Security Agreement and the Second Amendment to Credit and Security Agreement (collectively, the “Credit Agreement”) with Wells Fargo Bank, National Association (the “Lender”) pursuant to which the Lender agreed to extend credit to us in the form of a revolving credit facility up to $15.0 million (the “Revolving Credit Facility”). The Revolving Credit Facility includes a sublimit for the issuance of letters of credit in an aggregate amount of up to $1.0 million.

Set forth below are certain of the material terms of the Credit Agreement:

Revolving Advances:  The Lender will make revolving loans (“Loans”) by way of Fixed Rate LIBOR Loans (as defined in the Credit Agreement) and Variable Rate LIBOR Loans (as defined in the Credit Agreement) to us in aggregate amounts outstanding at any time not to exceed an amount (the “Borrowing Base”) that is the lesser of (i) $15.0 million less the sum of (A) the aggregate undrawn amount of all outstanding Letters of Credit (as defined in the Credit Agreement), and (B) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through a Loan, or (ii) an amount equal to the result of: (A) the lesser of (y) 85% (less the amount, if any, of the Dilution Reserve (as defined in the Credit Agreement), if applicable) of the amount of Eligible Accounts (as defined in the Credit Agreement), and (z) $15.0 million, minus (B) $500,000, as such amount may be adjusted by the Lender from time to time, in its sole discretion, minus (C) the aggregate amount of Reserves (as defined in the Credit Agreement), if any, established by the Lender in its Permitted Discretion (as defined in the Credit Agreement).  Loans may be repaid by us and, subject to the terms and conditions of the Credit Agreement, reborrowed at any time during the term of the Credit Agreement.

Interest: Any Obligations will bear interest at an annual rate equal to (i) at our option, (A) the Daily Three Month LIBOR (as defined in the Credit Agreement)with respect to Variable Rate LIBOR Loans (as defined in the Credit Agreement), which interest rate shall change whenever Daily Three Month LIBOR changes, or (B) LIBOR for the specified Interest Period (as defined in the Credit Agreement) with respect to Fixed Rate LIBOR Loans (as defined in the Credit Agreement), and (ii) the Applicable Margin (as defined below).

The Applicable Margin will be determined as follows:

	one (1) percentage point when the interest rate is based on the Prime Rate; or
	three (3) percentage points with respect to Fixed Rate LIBOR Loans or Variable Rate LIBOR Loans.

Upon and after the occurrence of an Event of Default (as defined in the Credit Agreement), and during the continuation thereof, at the discretion of the Lender, (i) the principal amount of all Obligations (except for undrawn Letters of Credit and Bank Products) shall bear interest on the Daily Balance (as defined in the Credit Agreement) thereof at a per annum rate equal to two percentage points above the per annum rate otherwise applicable, and (ii) the Letter of Credit fee (as described below) shall be increased by two percentage points above the per annum rate otherwise applicable.

Mandatory Prepayment: If, at any time, Revolver Usage (as defined in the Credit Agreement) exceeds (i) the Borrowing Base or (ii) $15.0 million, less Reserves at such time (such excess amount being referred to as the “Overadvance Amount”), then we must, immediately upon demand, prepay the Obligations in an aggregate amount equal to the Overadvance Amount.  If payment in full of the outstanding Loans is insufficient to eliminate the Overadvance Amount and Letter of Credit Usage (as defined in the Credit Agreement) continues to exceed the Borrowing Base, we will maintain Letter of Credit Collateralization of the outstanding Letter of Credit Usage. The Lender will not be obligated to provide any Loans during any period that an Overadvance Amount is outstanding.

Collateral: All of our obligations under the Credit Agreement are secured by a continuing security interest in all of the our right, title, and interest in and to substantially all of our assets.

Letter of Credit Fees:  We agreed to pay the Lenders a fee that accrues at a rate equal to three percent (3%) per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit, payable in arrears on the first day of each month and on the Termination Date (as defined below) and continuing until all undrawn Letters of Credit have expired or been returned for cancellation.  All fees upon the occurrence of any other activity with respect to any Letter of Credit (including, without limitation, the issuance, transfer, amendment, extension or cancellation of any Letter of Credit  and honoring of draws under any Letter of Credit) are determined in accordance with the Lender's standard fees and charges then in effect for such activity.

Origination Fee:  We agreed to pay the Lender an origination fee of $75,000.00, which was fully earned and payable upon the execution of the Credit Agreement.

Unused Fee: We agreed to pay the Lender an unused line fee of 0.5% per annum on the average daily unused portion of the Revolving Credit Facility, from the date of the Credit Agreement to and including the Termination Date (as defined below), which unused line fee shall be payable monthly in arrears on the first day of each month and on the Termination Date.

Termination and Prepayment Fee:  If (i) the Lender terminates the Revolving Credit Facility after the occurrence of an Event of Default, or (ii) we terminate the Revolving Credit Facility on a date prior to the Maturity Date (as defined below), then we shall pay the Lender as liquidated damages (and not as a penalty) a termination or prepayment fee in an amount equal to a percentage of $15.0 million in the case of a termination of the Revolving Credit Facility, calculated as follows: (A) three percent if the termination or prepayment occurs on or before the first anniversary of the first Loan; (B) two percent if the termination or prepayment occurs after the first anniversary of the first Loan, but on or before the second anniversary of the first Loan; and (C) one percent if the termination, reduction or prepayment occurs after the second anniversary of the first Loan.

Term: All of our obligations outstanding under the Credit Agreement shall be payable in full on the earliest of (i) May 9, 2017, or (ii) ninety days prior to the maturity date of the our 14.50% Senior Secured Notes due 2017, or (iii) ninety days prior to the maturity date of the our Senior Mandatorily Redeemable Interests (the earliest of these dates set forth in items (i), (ii), and (iii), the “Maturity Date”), or (iv) the date we terminate the Revolving Credit Facility, or (v) the date the Revolving Credit Facility terminates pursuant to the Credit Agreement following an Event of Default (the earliest of these dates set forth in items (i)-(v), the “Termination Date”).

Covenants: The Credit Agreement requires us to comply with various affirmative and negative covenants set forth therein affecting its businesses and operations, including, but not limited to, the following:

	We will not make or declare any cash dividend or any other cash payment in respect of our equity interests, except as expressly provided in the Credit Agreement.



We will not enter into any merger, consolidation, reorganization, or recapitalization, or reclassify our membership interests, except for (i) any merger of which we are the surviving entity, and (ii) any merger between subsidiaries of us.



We will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any asset, except for Permitted Dispositions and certain other transactions expressly permitted under the Credit Agreement.



We will not create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of our assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (as defined in the Credit Agreement).



We will not permit our wholly owned subsidiary, USW Financing Corp., to (a) own, lease, rent, or otherwise license any assets, or (b) commence any business operations or otherwise conduct business as a going concern.

Financial Covenants:  The Credit Agreement requires us to comply with the following financial covenants:



Maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement), measured monthly on a trailing twelve-month basis at the end of each month, commencing no later than the month ended May 31, 2014, of not less than 1.0:1.0.



Maintain (i) Liquidity of at least $5 million, (ii) Gross Availability (as defined in the Credit Agreement) of at least $1 million, and (iii) Cash Plus Availability (as defined in the Credit Agreement) of at least $1 million, in each case, at all times during the period commencing on August 1, 2013, through and including the date upon which the Company has maintained a Fixed Charge Coverage Ratio of not less than 1.0:1.0 for two consecutive calendar months.  After the Company has maintained a Fixed Charge Coverage Ratio of not less than 1.0:1.0 for two consecutive calendar months, the Lender shall not test the covenants set forth in Section 8.1(b) of the Credit Agreement regarding maintenance of Liquidity, Gross Availability and Cash Plus Availability.

DESCRIPTION OF THE EXCHANGE NOTES

We initially issued $85.0 million aggregate principal amount of notes in a private placement on February 21, 2012 (the “Original Notes”).  We issued SEC registered notes on December 18, 2012 in exchange for the Original Notes.  On April 10, 2013, we issued $12.0 million aggregate principal of notes in a private placement (the “April 2013 Additional Notes” and together with the Original Notes, the “existing notes”). We issued SEC registered notes on August 26, 2013 in exchange for the April 2013 Additional Notes. The $46.0 million aggregate principal amount of notes issued in a private placement on October 18, 2013 (the "old notes") are additional notes, as described below, and constitute part of the same class as our existing notes for all purposes under the indenture, although the old notes were issued under a different CUSIP than the existing notes until the additional notes offered hereby are registered. In August 2012 we repurchased $21,066,046 aggregate principal amount of the existing notes and made our first interest payment on the existing notes by increasing the principal amount of the outstanding notes by $4,480,706. In November 2012 we repurchased $2.5 million aggregate principal amount of the existing notes.

The existing notes were, and the exchange notes offered hereby will be, issued under an indenture, dated February 21, 2012 (the "Base Indenture"), among USW LLC, USW Finance, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by that First Supplemental Indenture dated July 16, 2012 (the "First Supplemental Indenture"), and as further supplemented by that Second Supplemental Indenture dated as of April 10, (the “Second Supplemental Indenture”) and by that Third Supplemental Indenture dated as of October 18, 2013 (the “Third Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act” or “TIA”).  Unless the context requires otherwise, all references to the “notes” in this “Description of the Exchange Notes” include the old notes and the exchange notes.  The old notes and the exchange notes will be treated as a single class for all purposes of the Indenture.

The following description is a summary of the material terms and provisions of the notes, the Indenture, the Security Documents and the Intercreditor Agreement. It does not purport to be a complete description of the notes or such agreements and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture, the Security Documents, the Registration Rights Agreement and the Intercreditor Agreement. We urge you to read the Indenture, the Security Documents, the Registration Rights Agreement and the Intercreditor Agreement because they, and not this description, define your rights as holders of the notes.

You can find definitions of certain terms used in this description under the heading “—Certain Definitions.” In this description, the term “LLC” refers only to U.S. Well Services, LLC and “USW,” “we,” “us” and “our” refers only to USW LLC and USW Finance collectively as issuers of the notes and not to any of their subsidiaries (other than USW Finance, which is a direct subsidiary of USW LLC), and the term “Guarantor” refers to each Domestic Subsidiary that guarantees the notes, so long as it guarantees the notes.

USW Finance is a Delaware corporation that was formed for the purpose of acting as co-issuer of the notes. USW Finance is nominally capitalized and will not have any significant operations or revenues. As a result, prospective purchasers of the notes should not expect USW Finance to participate in servicing the interest and principal obligations on the notes. See ‘‘—Restrictions on Activities of USW Finance.’’

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes will be:

•  general and joint and several senior secured obligations of USW;

•pari passu in right of payment with all existing and future senior Indebtedness of USW;

•  senior in right of payment to all existing and future senior subordinated Indebtedness of USW;

•  effectively senior to all future unsecured Indebtedness and unsecured trade credit of USW;

•  effectively subordinated to any of USW’s First Lien Obligations to the extent of the value of the Collateral securing all such First Lien Obligations;

•  structurally subordinated to all existing and future liabilities and preferred stock of Subsidiaries of USW that are not Guarantors; and

•  unconditionally guaranteed on a senior secured basis by each Guarantor.

The Note Guarantees

The notes will be guaranteed by all of USW LLC’s Subsidiaries (other than Unrestricted Subsidiaries, Foreign Subsidiaries and USW Finance, which is a co-issuer of the notes).

Each guarantee of the notes will be:

•a general senior secured obligation of the Guarantor;

•  pari passu in right of payment with all existing and future senior Indebtedness of the Guarantor;

•senior in right of payment to all existing and future senior subordinated Indebtedness of the Guarantor;

•  effectively senior to all future unsecured Indebtedness and unsecured trade credit of the Guarantor; and

•  effectively subordinated to any First Lien Obligations of the Guarantor and certain other Indebtedness to the extent of the value of the Collateral securing such First Lien Obligations.

All of our Subsidiaries are “Restricted Subsidiaries” (other than USW Finance, which is a co-issuer of the notes). However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture, and our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

USW has issued $85.0 million aggregate principal amount of the existing notes in February 2012 and $12.0 million aggregate principal amount of the existing notes in April 2013. USW issued additional notes with an aggregate principal amount of up to $46.0 million in October 2013.  In August 2012 we repurchased $21,066,046 aggregate principal amount of the existing notes and made our first interest payment on the existing notes by increasing the principal amount of the outstanding notes by $4,480,706. In November 2012 we repurchased $2.5 million aggregate principal amount of the existing notes. As of March 31, 2014, there was $126.4 million aggregate principal amount of notes issued and outstanding.

USW may issue additional notes under the Indenture from time to time. Any issuance of additional notes is subject to all of the covenants in the Indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and under the Security Documents, the Registration Rights Agreement and the Intercreditor Agreement. Unless the context requires otherwise, references to “notes” for all purposes of the Indenture and this “Description of the Exchange Notes” include any additional notes that are actually issued. USW has and will issue notes in denominations of $1.00 and integral multiples of $1.00 in excess thereof. The notes will mature on February 15, 2017.

Interest on the notes will accrue at the rate of 14.50% per annum. Interest on the notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2014.  Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. USW will make each interest payment to the holders of record on the immediately preceding February 1 and August 1.

Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to USW, USW will pay all principal of, and interest and premium on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar unless USW elects to make interest payments by check mailed to the holders of the notes at their respective addresses set forth in the register of holders; provided, that all payments of principal of and interest and premium with respect to the notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the holder or holders thereof.

Paying Agent and Registrar for the Notes

The Trustee will initially act as paying agent and registrar. USW may change the paying agent or registrar without prior notice to the holders of the notes, and USW LLC or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. USW will not be required to transfer or exchange any note selected for redemption. Also, USW will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

As of the Issue Date, USW LLC's sole subsidiary, USW Finance, was a co-issuer of the notes. USW’s obligations under the notes, the Indenture and the Security Documents will be jointly and severally guaranteed on a senior secured basis by each future Guarantor. The notes will be guaranteed by each of USW LLC’s future Subsidiaries (other than USW Finance, a co-issuer of the notes, Unrestricted Subsidiaries and Foreign Subsidiaries). In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, these non-Guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

Under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be:

•  an Unrestricted Subsidiary will not be subject to the restrictive covenants in the Indenture;

•  a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Guarantee and the liens on its Collateral will be released under the Security Documents; and

•the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of USW for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than USW or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture and its Note Guarantee pursuant to a supplemental Indenture and appropriate Security Documents satisfactory to the Trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) USW LLC or a Restricted Subsidiary of USW LLC, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture;

(2) in connection with any sale, transfer or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) USW or a Restricted Subsidiary of USW LLC, if the sale, transfer or other disposition does not violate the “Asset Sale” provisions of the Indenture;

(3) if USW LLC designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4) upon legal defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge,” or

(5) as provided in the Intercreditor Agreement

See “—Repurchase at the Option of Holders—Asset Sales.”

The obligations of each Guarantor under its Note Guarantee are limited as necessary to protect against the obligations of such Guarantor under its Note Guarantee constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Risks Related to the Notes —  Federal, state and foreign fraudulent transfer laws may permit a court to avoid the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received. If this occurs, noteholders may not receive any payments on the notes.” Each Guarantor that makes a payment for distribution under its Guarantee may be entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

If a Note Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of such Guarantor, and, depending on the amount of such indebtedness, such Guarantor’s liability on its Note Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes —  Federal, state and foreign fraudulent transfer laws may permit a court to avoid the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received. If this occurs, noteholders may not receive any payments on the notes.”

Security

Security Documents

Pursuant to the Security Documents entered into by USW, the Guarantors and the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the holders of the notes, the notes, the Note Guarantees and all other

Obligations under the Indenture are secured by a Lien on substantially all of USW’s and the Guarantors’ existing and future tangible and intangible assets (other than Excluded Assets), including (without limitation):

(1) accounts;

(2) equipment, goods, inventory and fixtures;

(3) documents, instruments and chattel paper;

(4) letter-of-credit rights;

(5) securities collateral;

(6) investment property, including all Capital Stock owned by USW and the Guarantors;

(7) intellectual property;

(8) commercial tort claims;

(9) general intangibles;

(10) deposit accounts;

(11) money;

(12) supporting obligations;

(13) books and records;

(14) real property other than Excluded Real Property as defined below;

(15) to the extent not covered by clauses (1) through (14) above, choses in action and all other personal property of USW and each Guarantor, whether tangible or intangible;

(16) proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to USW or any Guarantor from time to time with respect to any of the foregoing; and

(17) all other existing and future tangible and intangible assets (collectively, the “Collateral”).

USW LLC shall, and shall cause USW Finance and each applicable Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as are necessary (or as the Collateral Agent may reasonably request) to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Security Documents and (ii) file any such notice filings or other agreements or instruments and take any and all other actions as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Security Documents at such times and at such places as are necessary (or as the Collateral Agent may reasonably request), in each case subject to the terms of the Security Documents and the First Lien Security Documents, including any waivers thereunder by the First Lien Agent. The foregoing requirements for creation and/or perfection of security interests will not apply to de minimis or immaterial assets for which creation and/or perfection of the security interest could not be obtained without unreasonable costs and expense or under applicable law.

Notwithstanding the foregoing, the Collateral does not and will not include any of the following assets (collectively, the “Excluded Assets”):

(1) any asset or property right of any Issuer or any Guarantor of any nature:

(a) if the grant of a security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of such asset or property right of USW or any Guarantor or loss of use of such asset or property right or (ii) a breach, termination or default under any lease, license, contract or agreement to which any Issuer or such Guarantor is party (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity); and

(b) to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such law would be rendered ineffective pursuant to any other applicable law);

provided,  however, that (x) such asset or property right will cease to be an Excluded Asset immediately and automatically at such time as the condition causing such abandonment, invalidation, unenforceability, breach, termination, default or prohibition is remedied or ceases to exist and (y) to the extent severable, any portion of any such asset or property right that does not result in any of the consequences specified in clauses (a) and (b) in this clause (1) will not be an Excluded Asset;

(2) Voting Stock of any Foreign Subsidiary (to the extent such Foreign Subsidiary is a “controlled foreign corporation” for U.S. federal income tax purposes) that is directly owned by any Issuer or any Guarantor, and any disregarded entity owner (direct or indirect through one or more other disregarded entities) of such Foreign Subsidiary, solely to the extent representing in excess of 65% of the total voting power of all outstanding Voting Stock of such Foreign Subsidiary or such disregarded entity owner and all Capital Stock of Foreign Subsidiaries not directly owned by any Person that is an Issuer or a Guarantor;

(3) any foreign intellectual property;

(4) any applications for trademarks or service marks filed in the United States Patent and Trademark Office (“PTO”) pursuant to 15 U.S.C. § 1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. § 1051 Section 1(c) or Section 1(d);

(5)(i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the IRS or state or local government agencies within the following two months with respect to employees of any Issuer or any of the Guarantors, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of any Issuer or any Guarantor, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts, escrow accounts and trust accounts; provided that the Escrow Account shall not be an Excluded Asset;

(6) fixed or capital assets owned by any Issuer or any Guarantor that are subject to a capital lease or purchase money obligations, in each case permitted to be incurred pursuant to the covenants described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and “—Certain Covenants—Liens” if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such fixed or capital assets, but only for so long as such prohibition is in effect and only with respect to the portion of such fixed or capital assets as to which such other Lien attaches and such prohibition applies.

(7) deposit and securities accounts to the extent the aggregate value of assets therein does not exceed $500,000; provided that the Escrow Account shall not be an Excluded Asset;

(8) vehicles, and any other property subject to a certificate of title; and

(9) leased real property and owned real property, in each case having a Fair Market Value of less than $1.0 million in the aggregate at any time outstanding (“Excluded Real Property”).

Excluded Assets shall not include fracturing or other equipment attached to any vehicle or other property subject to a certificate of title. For any vehicle (a) that is subject to a certificate of title and (b) in which there is fracturing or other equipment attached thereto, the Company shall (i) take commercially reasonable steps to determine within thirty (30) days of the date of the issuance of additional notes in October 2013 whether the respective jurisdiction where such certificate of title is held requires for purposes of perfection of a security interest a notation on such certificate of title stating that there is a lien outstanding pursuant to the Indenture and the Security Documents on such fracturing or other equipment, (ii) to the extent required based on clause (i) and to the extent permitted under the laws of the applicable jurisdiction with respect to second priority liens, the Company shall obtain such necessary and permitted notations within a reasonable time period  subject to the rights and obtaining the consent of the First Lien Creditors that hold any such certificate of title, and (iii) meet any other requirements for perfection of such fracturing or other equipment as required by the laws of the applicable jurisdiction or as otherwise reasonably requested by the Collateral Agent, subject to the rights and obtaining the consent of the First Lien Creditors that hold any such certificate of title.

Intercreditor Agreement

We have entered into an Intercreditor Agreement among the Trustee, the First Lien Agent, on behalf of the First Lien Creditors (including the lenders under any Credit Facilities evidencing or governing any First Lien Obligations), the Collateral Agent, on behalf of the Second Lien Creditors (including the holders of the notes), USW and the Guarantors, which, among other things, defines the relative rights of the Trustee, the First Lien Agent and the First Lien Creditors and the Collateral Agent and the Second Lien Creditors and related matters with respect to the Collateral. By purchasing notes, each holder is deemed to have authorized the Collateral Agent and the Trustee to enter into the Intercreditor Agreement with the First Lien Agent, on such terms as USW, the First Lien Agent and the Trustee agree, and each holder shall be bound by the terms of the Intercreditor Agreement.

The following description is a summary of the material provisions of the Intercreditor Agreement. It does not restate the Intercreditor Agreement in its entirety. We urge you to read the Intercreditor Agreement because it, and not this description, defines your rights as holders of the notes.

Relative Lien Priorities; Notes Effectively Subordinated to First Lien Obligations

The Intercreditor Agreement provides that, notwithstanding the date, manner or order of grant, attachment or perfection of any Liens on Collateral securing the Obligations arising under any Credit Facilities evidencing or governing any First Lien Obligations (“First Priority Liens”) or any Liens thereon that secure the notes and the other Second Lien Obligations (“Second Priority Liens”), and notwithstanding any provision of the Uniform Commercial Code of any applicable jurisdiction or any other applicable law or the provisions of any First Lien Document or Second Lien Document or any other circumstance whatsoever, each of the First Lien Agent, on behalf of the First Lien Creditors, and the Collateral Agent, on behalf of the Second Lien Creditors, agree that (a) any First Priority Liens then or thereafter held by or for the benefit of any First Lien Creditor are senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens and (b) any Second Priority Liens then or thereafter held by or for the benefit of any Second Lien Creditor are junior and subordinate in right, priority, perfection, operation, effect and all other respects to any and all First Priority Liens, and the First Priority Liens remain senior in right, priority, perfection, operation, effect and all other respects to any Second Priority Liens for all purposes. Notwithstanding anything contained in the Intercreditor Agreement, the First Lien Obligations are not secured by the Escrow Account or funds held therein.

As a result of the foregoing, the Second Lien Obligations are effectively subordinated to the First Lien Obligations to the extent of the value of the Collateral.

No Payment Subordination to First Lien Obligations

The Intercreditor Agreement provides that the subordination of Liens securing the Second Lien Obligations described herein affects only the relative priority of those Liens, and does not subordinate the Second Lien Obligations in right of payment to the First Lien Obligations. Nothing in the Intercreditor Agreement effects the entitlement of any Second Lien Creditor to receive and retain required payments of interest, principal, and other amounts in respect of the Second Lien Obligations unless the receipt is expressly prohibited by, or results from the Second Lien Creditor’s breach of, the Intercreditor Agreement.

Prohibition on Contesting Liens; Additional Collateral

The Intercreditor Agreement provides that (a) each of the First Lien Agent, on behalf of the First Lien Creditors, and the Collateral Agent, on behalf of the Second Lien Creditors, agree that it will not, and will waive any right to, contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the priority, validity, extent, perfection or enforceability of any First Priority Lien or any Second Priority Lien, as the case may be; provided that nothing in the Intercreditor Agreement will be construed to prevent or impair the rights of the First Lien Creditors or the Second Lien Creditors to enforce the Intercreditor Agreement to the extent provided thereby, including the provisions relating to the priority of Liens securing the First Lien Obligations and (b) if USW or any Guarantor creates any additional Liens upon any property to secure (i) any First Lien Obligations, it must substantially concurrently grant a Lien upon such property as security for the notes or the Note Guarantee of such Guarantor, as the case may be, and (ii) the notes or any Note Guarantee, it must substantially concurrently grant a Lien upon such property as security for the First Lien Obligations. The Collateral Agent on behalf of the Second Lien Creditors agree that, to the extent that the provisions in clause (b) above are not complied with for any reason, without limiting any other rights and remedies available to First Lien Agent or First Lien Creditors, any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this clause (b) are subject to the “Payment Over” provisions described below.

Exercise of Rights and Remedies; Standstill

The Intercreditor Agreement provides that the First Lien Agent and the other First Lien Creditors will, at all times prior to the Discharge of First Lien Priority Obligations, have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Collateral (including making determinations regarding the release, disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any insolvency or liquidation proceeding), all in such order and in such manner as they may determine in the exercise of their sole discretion, in each case, without any consultation with or the consent of the Collateral Agent or any other Second Lien Creditor, and no Second Lien Creditor will have any such right; provided, however, that after a period of 180 days following notice from the Collateral Agent to the First Lien Agent that the Second Lien Obligations have been accelerated, so long as the First Lien Agent is not diligently pursuing in good faith an enforcement action with respect to all or a material portion of the Collateral or diligently attempting to vacate any stay or prohibition against such exercise (the “Standstill Period”), the Second Lien Creditors may enforce or exercise any rights or remedies with respect to any Collateral.

The Intercreditor Agreement also provides that, prior to the end of the Standstill Period, no Second Lien Creditor will (x) contest, protest, or object to any exercise of remedies by First Lien Agent or any First Lien Creditor nor have any right to direct First Lien Agent to exercise remedies or take any other action under the First Lien Documents; or (y) object to (and waive any and all claims with respect to) the forbearance by First Lien Agent or First Lien Creditors from exercising any remedies.

The Intercreditor Agreement further provides that notwithstanding the foregoing, a Second Lien Creditor may,

(a) if an insolvency proceeding has been commenced by or against any Issuer or any Guarantor, file a claim or statement of interest with respect to the Second Lien Obligations;

(b) take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of First Lien Agent or any First Lien Creditors to exercise any remedies) in order to create, preserve, protect or perfect its Lien in and to the Collateral;

(c) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Second Lien Creditors, including any claims secured by the Collateral, if any;

(d) vote on any plan of reorganization as more particularly described below;

(e) exercise rights and remedies as unsecured creditors as more particularly descried below;

(f) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by First Lien Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the exercise of remedies by First Lien Agent (it being understood that neither Collateral Agent nor any Second Lien Creditor will be entitled to receive any proceeds thereof unless otherwise expressly permitted in the Intercreditor Agreement); and

(g) exercise any remedies after the termination of the Standstill Period if and to the extent permitted above.

Insolvency and Liquidation Proceedings

The Intercreditor Agreement provides that:

(a) If any Issuer or any Guarantor is subject to any insolvency proceeding and First Lien Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the United States Bankruptcy Code, “Cash Collateral”), on which First Lien Agent has a Lien or permits any Issuer or any Guarantor to obtain financing provided by any one or more First Lien Creditors under Section 364 of the United States Bankruptcy Code (such financing, a “DIP Financing”), then Collateral Agent agrees that it will consent to such Cash Collateral use or raise no objection to such DIP Financing and, to the extent the Liens securing the First Lien Obligations are discharged, subordinated to, or pari passu with such DIP Financing, Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing; provided that (i) the principal amount of any such DIP Financing plus the outstanding principal amount of other First Lien Obligations does not exceed the First Lien Cap, (ii) any such Cash Collateral use or DIP Financing does not compel USW or any Guarantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the Cash Collateral order or DIP Financing documentation, (iii) any Cash Collateral order or DIP Financing documentation does not expressly require the liquidation of the Collateral prior to a default under the Cash Collateral order or DIP Financing documentation, and (iv) any such DIP Financing is otherwise subject to the terms of the Intercreditor Agreement. Collateral Agent will not have the right to, directly or indirectly, provide, offer to provide, or support any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the First Lien Priority Obligations. If, in connection with any Cash Collateral use or DIP Financing, any Liens on the Collateral held by First Lien Creditors are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the United States Trustee, and so long as the amount of such surcharge, claim, carve out, or fees is reasonable under the circumstances, then the Liens on the Collateral of Second Lien Creditors will also be subordinated to such interest or claim and will remain subordinated to the Liens on the Collateral of First Lien Creditors consistent with the Intercreditor Agreement.

(b) The Collateral Agent will consent, and will not object or oppose a motion to dispose of any Collateral free and clear of the Liens or other claims in favor of Collateral Agent under Section 363 of the United States Bankruptcy Code if the requisite First Lien Creditors under the First Lien Documents have consented to such disposition of such assets, and such motion does not impair, subject to the priorities set forth in the Intercreditor Agreement, the rights of Second Lien Creditors under Section 363(k) of the United States Bankruptcy Code (so long as the right of the Second Lien Creditors to offset their claim against the purchase price is only after the First Lien Priority Obligations have been paid in full in cash).

(c) Until the earlier of the expiration of the Standstill Period and the Discharge of First Lien Priority Obligations, Collateral Agent will agree not to (a) seek (or support any other person seeking) relief from the automatic stay or any other stay in any insolvency proceeding in respect of the Collateral, without the prior written consent of First Lien Agent, unless a motion for adequate protection by the Collateral Agent that is permitted under clause (e) below has been denied by the court before which the applicable insolvency proceeding is pending, or (b) oppose any request by the First Lien Agent or any First Lien Creditor to seek relief from the automatic stay or any other stay in any insolvency proceeding in respect of the Collateral.

(d) In any insolvency proceeding involving any Issuer or any Guarantor, no Second Lien Creditor will contest (or support any other person contesting):

(i) any request by First Lien Agent or other First Lien Creditors for adequate protection; or

(ii) any objection by First Lien Agent or First Lien Creditors to any motion, relief, action, or proceeding based on First Lien Agent or First Lien Creditors claiming a lack of adequate protection.

(e) In any insolvency proceeding involving any Issuer or any Guarantor:

(i) if any one or more First Lien Creditors are granted adequate protection in the form of a replacement Lien (on existing or future assets of any Issuer or any Guarantor) in connection with any DIP Financing or use of Cash Collateral, then Collateral Agent will also be entitled to seek, without objection from First Lien Creditors, adequate protection in the form of a replacement Lien (on such existing or future assets of any Issuer or any Guarantor), which replacement Lien, if obtained, will be subordinate to the Liens securing the First Lien Obligations (including those under a DIP Financing) on the same basis as the other Liens securing the Second Lien Obligations are subordinate to the First Lien Obligations under the Intercreditor Agreement;

(ii) if any one or more Second Lien Creditors are granted adequate protection in the form of a replacement Lien (on existing or future assets of any Issuer or any Guarantor), then First Lien Agent will also be entitled to seek, without objection from Second Lien Creditors, a senior adequate protection Lien on existing or future assets of any Issuer or any Guarantor as security for the First Lien Obligations and that any adequate protection Lien on such existing or future assets securing the Second Lien Obligations will be subordinated to the Lien on such assets securing the First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are subordinated to the First Lien Obligations under the Intercreditor Agreement;

(iii) if any one or more First Lien Creditors are granted adequate protection in the form of an expense of administration claim in connection with any DIP Financing or use of Cash Collateral, then Collateral Agent will also be entitled to seek, without objection from First Lien Creditors, adequate protection in the form of an expense of administration claim, which administration claim, if obtained, will be subordinate to the administration claim of the First Lien Creditors;

(iv) if any one or more Second Lien Creditors are granted adequate protection in the form of an expense of administration claim in connection with any DIP Financing or use of Cash Collateral, then First Lien Agent will also be entitled to seek, without objection from Second Lien Creditors, adequate protection in the form of an expense of administration claim, which administration claim, if obtained, will be senior to the administration claim of the Second Lien Creditors; and

(v) Collateral Agent (a) may seek, without objection from First Lien Creditors, adequate protection with respect to the Second Lien Creditors’ rights in the Collateral in the form of periodic cash payments in an amount not exceeding interest at the non-default contract rate, together with payment of reasonable out-of-pocket expenses, and (b) without the consent of First Lien Agent, will not seek any other adequate protection in the form of cash payments with respect to their rights in the Collateral.

(f) Neither Collateral Agent nor any other Second Lien Creditor will object to, oppose, or challenge any claim by First Lien Agent or any First Lien Creditor for allowance in any insolvency proceeding of First Lien Obligations consisting of post-petition interest, fees, or expenses.

(g) Neither First Lien Agent nor any other First Lien Creditor will object to, oppose, or challenge any claim by Collateral Agent or any Second Lien Creditor for allowance in any insolvency proceeding of Second Lien Obligations consisting of post-petition interest, fees, or expenses.

Payment Waterfall

The Intercreditor Agreement provides that any Collateral or proceeds thereof received by any of the First Lien Creditors or the Second Lien Creditors in connection with any disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) will be applied as follows:

first, to the payment of costs and expenses of the First Lien Agent in accordance with the First Lien Documents or the Collateral Agent in accordance with the Second Lien Documents, as the case may be, in connection with such enforcement or exercise (to the extent not prohibited under the terms of the Intercreditor Agreement);

second, to the payment in full in cash or cash collateralization of the First Lien Priority Obligations in accordance with the First Lien Documents, and in the case of payment of any revolving loans, together with the concurrent permanent reduction of any revolving loan commitment thereunder in an amount equal to the amount of such payment;

third, to the payment in full in cash of the Second Lien Priority Obligations in accordance with the Second Lien Documents;

fourth, to the payment in full in cash of the Excess First Lien Obligations in accordance with the First Lien Documents;

fifth, to the payment in full in cash of the Excess Second Lien Obligations in accordance with the Second Lien Documents; and

sixth, any surplus Collateral or proceeds then remaining will be returned to USW, the applicable Guarantor or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Payment Over

The Intercreditor Agreement provides that so long as the Discharge of First Lien Priority Obligations has not occurred, any Collateral or any proceeds thereof received by the Collateral Agent or any other Second Lien Creditor in violation of the Intercreditor Agreement with respect to the Collateral, or otherwise, will be segregated and held in trust and either retained or forthwith transferred or paid over to the First Lien Agent for the benefit of the First Lien Creditors in the same form as received, together with any necessary endorsements.

Certain Voting Matters

The Intercreditor Agreement provides that the Second Lien Creditors may not vote on any plan of reorganization (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension) to the extent inconsistent with the terms of the Intercreditor Agreement.

Postponement of Subrogation

The Intercreditor Agreement provides that no payment or distribution to any First Lien Creditor pursuant to the provisions of the Intercreditor Agreement will entitle any Second Lien Creditor to exercise any rights of subrogation in respect thereof until the Discharge of the First Lien Priority Obligations will have occurred.

Unsecured Creditor Remedies

The Intercreditor Agreement provides that, subject to the terms and provisions thereof, the Collateral Agent and the other Second Lien Creditors may, in accordance with the Second Lien Documents and applicable law, exercise any rights and exercise remedies against USW and the Guarantors that could be exercised as an unsecured creditor. Notwithstanding the above, in the event that any Second Lien Creditor becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien will be subject to the terms of the Intercreditor Agreement for all purposes (including in relation to the First Priority Liens and the First Lien Obligations) to the same extent as all other Liens securing the Second Lien Obligations are subject to the Intercreditor Agreement.

Purchase Option

The Intercreditor Agreement provides that upon the occurrence (and during the continuation of) (i) the acceleration of any First Lien Priority Obligations, (ii) First Lien Agent’s exercise of remedies with respect to all or a material portion of the Collateral, (iii) the occurrence of an event of default under the Second Lien Documents as a result of a failure to make payment of any Second Lien Priority Obligation when due under the terms of the Second Lien Documents, or (iv) the commencement of an insolvency proceeding with respect to any Issuer or any Guarantor, then, in any such case, any one or more of Second Lien Creditors (acting in their individual capacity or through one or more affiliates) will have the right, but not the obligation, upon five Business Days advance written notice from such Second Lien Creditors (a “Purchase Notice”) to First Lien Agent, for the benefit of First Lien Creditors, to acquire from First Lien Creditors all (but not less than all) of the right, title, and interest of First Lien Creditors in and to the First Lien Priority Obligations and the First Lien Loan Documents. The Purchase Notice, if given, will be irrevocable. On the date specified in the Purchase Notice (which will not be more than five Business Days after the receipt by First Lien Agent of the Purchase Notice), First Lien Creditors will sell to the purchasing Second Lien Creditors and purchasing Second Lien Creditors will purchase from First Lien Creditors, the First Lien Priority Obligations. In no event shall the Collateral Agent be obligated to monitor any of the events described in clauses (i) through (iv) above, nor shall the Collateral Agent have any responsibility to execute, or any liability in connection with the execution of such purchase.

On the date of such purchase and sale, purchasing Second Lien Creditors will (i) pay to First Lien Agent, for the benefit of First Lien Creditors, as the purchase price therefor the full amount of all the First Lien Obligations (other than the Excess First Lien Obligations and other than First Lien Obligations cash collateralized in accordance with clause (ii) below) then outstanding and unpaid, (ii) furnish cash collateral to First Lien Agent in such amounts as First Lien Agent determines is reasonably necessary to secure First Lien Agent and First Lien Creditors in connection with (A) any issued and outstanding letters of credit (but not in any event in an amount greater than 105% of the aggregate undrawn amount of such letters of credit) and (B) bank product obligations (but not in any event in an amount greater than any relevant bank product reserve), and (iii) agree to reimburse First Lien Agent and First Lien Creditors for all expenses to the extent earned or due and payable in accordance with the First Lien Documents. Following such purchase, if the Second Lien Creditors receive any early termination or other similar fee payable pursuant to the documents governing First Lien Obligations, and all Second Lien Obligations have been indefeasibly satisfied in full (including all amounts used to purchase the First Lien Obligations) the Second Lien Creditors will turn over such amounts to holders of First Lien Obligations.

Release of Second Priority Liens

The Intercreditor Agreement provides that if, in connection with (i) any disposition of any Collateral permitted under the terms of the First Lien Documents (other than after the occurrence of an event of default under the Second Lien Documents or if such disposition is prohibited by the Second Lien Documents), (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any disposition of Collateral or (iii) any private or public disposition of all or any material portion of the Collateral by USW or one or more Guarantors with the consent of First Lien Agent after the occurrence and during the continuance of an event of default under the First Lien Documents, which disposition is conducted by USW or such Guarantors with the consent of First Lien Agent in connection with good faith efforts by First Lien Agent to collect the First Lien Obligations through the disposition of Collateral (any such disposition, a “Default Disposition”), the First Lien Agent, for itself and on behalf of the other First Lien Creditors, (x) releases any of the First Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the First Lien Obligations (in each case, a “Release”), other than any such Release granted following the Discharge of First Lien Priority Obligations, then the Second Priority Liens on such Collateral, and the obligations of such Guarantor under its Guarantee, will be automatically, unconditionally and simultaneously released, and the Collateral Agent and the other Second Lien Creditors will promptly execute and deliver such release documents as the First Lien Agent may reasonably request to effectively confirm such Release and as may be otherwise reasonably required to consummate such Release and any related transactions; provided that, (x) in the case of a disposition of Collateral in accordance with clauses (ii) and (iii) above, the Second Priority Liens may not be so Released if the proceeds of such disposition are not applied to repay the First Lien Obligations and permanently reduce any commitments thereunder by a corresponding amount and (y) in the case of a disposition of Collateral in accordance with clause (iii) above, with respect to Collateral that is subject to Article 9 of the Uniform Commercial Code, USW or the relevant Guarantors consummating such Default Disposition have (A) provided Collateral Agent with the prior written notice that would have been required if the Default Disposition were a disposition of collateral by a secured creditor under Article 9 of the Uniform Commercial Code, and (B) conducted such Default Disposition in a commercially reasonable manner as if such Default Disposition were a disposition of collateral by a secured creditor in accordance with Article 9 of the Uniform Commercial Code.

Whether before or after the Discharge of First Lien Priority Obligations, USW will be entitled to releases of assets included in the Collateral from the Liens securing the notes under any one or more of the following circumstances:

(1) to enable USW to consummate asset sales and dispositions permitted or not prohibited under the covenant described below under “—Repurchase at the Option of Holders—Asset Sales”; provided, that such Liens will not be released if such sale or disposition is to a Restricted Subsidiary or is subject to the covenant described below under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(2) with respect to the assets of a Guarantor that constitute Collateral, upon the release of such Guarantor from its Guarantee; and

(3) as described under “—Amendment, Supplement and Waiver” below.

The Liens on all Collateral that secures the notes and the Note Guarantees also will be released:

(1) if USW exercises its legal defeasance option or covenant defeasance option as described below under “—Legal Defeasance and Covenant Defeasance”; or

(2) upon satisfaction and discharge of the Indenture as described below under “—Satisfaction and Discharge” or payment in full of the principal of, premium, if any, and accrued and unpaid interest on the notes and all other Obligations that are then due and payable.

Subject to the terms of the Security Documents and subject to rights of the holders of the First Lien Obligations, USW and each Guarantor will have the right to remain in possession and retain exclusive control of the Collateral securing the notes, to freely operate such Collateral and to collect, invest and dispose of any income therefrom.

Amendments to Collateral Documents

The Intercreditor Agreement provides, subject to limitations (if any) set forth therein, that, in the event the First Lien Agent or the other First Lien Creditors enter into any amendment, waiver or consent in respect of any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such document or changing in any manner the rights of the First Lien Agent, the other First Lien Creditors, USW or any other grantor thereunder, then such amendment, waiver or consent will apply automatically to any comparable provision of the Security Documents without the consent of the Second Lien Creditors and without any action by any of the foregoing, provided, that no such amendment will (A) remove or release any Collateral subject to a Second Priority Lien, except to the extent that (x) the release is permitted or required under the provisions set forth under the heading “—Insolvency and Liquidation Proceedings” or “—Release of Second Priority Liens” and (y) there is a corresponding release of Collateral from the First Priority Lien, (B) materially and adversely affect the rights of the Second Lien Creditors without the consent of the Collateral Agent, unless it also affects the First Lien Creditors in a like or similar manner, or (C) impose duties on the Collateral Agent, without its consent. Notice of such amendment, waiver or consent will be given to the Collateral Agent no later than 30 days after its effectiveness, provided that the failure to give such notice will not affect the effectiveness and validity thereof.

Certain Bankruptcy and Other Limitations

The ability of the Collateral Agent and the holders of the notes to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See “Risk Factors—Risks Relating to the Notes — Rights of holders of notes in the collateral may be adversely affected by bankruptcy proceedings.”  The ability of the Collateral Agent and the holders of the notes to foreclose on the Collateral may be subject to lack of perfection, the consent of third parties, prior Liens and practical problems associated with the realization of the Collateral Agent’s Lien on the Collateral.

Additionally, the Collateral Agent may need to evaluate the impact of the potential liabilities before determining to foreclose on Collateral consisting of real property (if any) because a secured creditor that holds a Lien on real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened releases of hazardous substances at such real property. Consequently, the Collateral Agent may decline to foreclose on such Collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the holders.

Compliance with Trust Indenture Act

The Indenture provides that USW will comply with the provisions of TIA §314 to the extent applicable. To the extent applicable, USW will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer or legal counsel, as applicable, of USW except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, USW will not be required to comply with all or any portion of TIA § 314(d) if it reasonably determines that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. USW and the Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the holders of the notes, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•  selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•granting a license of any intellectual property;

•  selling, transferring or otherwise disposing of inventory in the ordinary course of business; and

•  abandoning any intellectual property that is no longer used or useful in USW’s business.

Optional Redemption

Except as described below, the notes are not redeemable at USW’s option prior to February 15, 2015. On or after February 15, 2015, USW may redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice by first class mail, postage prepaid (or transmitted otherwise in accordance with the applicable procedures of DTC), with a copy to the Trustee, to each holder of notes to the address of such holder appearing in the security register, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to, but not including, the applicable redemption date, if redeemed during the periods set forth below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

For the period below	Percentage
On or after February 15, 2015 to February 14, 2016.....................................................................................................	107.250%

On or after February 15, 2016 and thereafter...............................................................................................................	100.000%

Unless USW defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Notwithstanding anything herein to the contrary, at any time prior to February 15, 2015, USW may on one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price equal to 110% of the aggregate principal amount, plus accrued and unpaid interest thereon, to, but not including, the redemption date (subject to the rights of holders of record on the relevant record date to receive interest due on an interest payment date that occurs on or prior to the redemption date), with the net cash proceeds of one or more Equity Offerings of USW LLC; provided, that:

(1) at least 65% of the sum of the aggregate principal amount of notes originally issued under the Indenture (excluding notes held by USW LLC and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

In addition, at any time prior to February 15, 2015, USW may also redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address (or transmitted otherwise in accordance with applicable procedures of DTC), with a copy to the Trustee, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

The Trustee shall select the notes to be purchased in the manner described under “—Repurchase at the Option of Holders—Selection and Notice.”

Notice of redemption upon any Equity Offering or in connection with a transaction (or series of related transactions) that constitute a Change of Control may, at USW’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or Change of Control, as the case may be.

Mandatory Redemption

Except to the extent that USW may be required to offer to purchase the notes as set forth below under “—Repurchase at the Option of Holders,” USW is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require USW to offer to repurchase all or any part equal to $1.00 or an integral multiple of $1.00 in excess thereof of that holder’s notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased to, but not including, the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, USW will mail such Change of Control Offer by first class mail, with a copy to the Trustee, to each holder of notes to the address of such holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1) a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) any note not properly tendered will remain outstanding and continue to accrue interest;

(4) unless USW defaults in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(5) holders electing to have any notes purchased pursuant to a Change of Control Offer will be required to surrender the notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) holders will be entitled to withdraw their tendered notes and their election to require USW to purchase such notes; provided, that the paying agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of the notes, the principal amount of notes tendered for purchase, and a statement that such holder is withdrawing its tendered notes and its election to have such notes purchased;

(7) if such notice is mailed prior to the occurrence of a Change of Control, stating the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(8) that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be, equal to $1.00 or an integral multiple of $1.00 in excess thereof.

While the notes are in global form and USW makes an offer to purchase all or any portion of the notes pursuant to the Change of Control Offer, a holder may exercise its option to elect for the purchase of the notes through the facilities of DTC, subject to its rules and regulations.

USW will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, USW will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, USW will, to the extent permitted by law:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee for cancellation the notes so properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by USW.

The paying agent will promptly mail to each holder of notes properly tendered and so accepted the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered by each such holder, if any; provided, that each such new note will be in a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date. USW will notify the trustee and holders of the notes of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require USW to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the notes to require that USW repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

USW will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by USW and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture as described under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

We anticipate that future credit agreements or other agreements relating to senior Indebtedness to which USW becomes a party may contain prohibitions of certain events, including events that would constitute a Change of Control. The exercise by the holders of notes of their rights to require USW to repurchase the notes upon a Change of Control could cause a default thereunder, even if the Change of Control itself does not, due to the financial effect of such repurchases on USW. In the event a Change of Control occurs at a time when USW is prohibited from purchasing the notes, USW could seek the consent of its lenders to permit the purchase of the notes or could attempt to refinance the borrowings that contain such prohibition. If USW does not obtain such consent or repay such borrowing, USW will remain prohibited from purchasing the notes and such default could result in amounts outstanding under Credit Facilities being declared due and payable. In that case, USW’s failure to purchase tendered notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under the other Indebtedness. Finally, USW’s ability to pay cash to the holders of notes upon a repurchase may be limited by USW’s then existing financial resources. See “Risk Factors—Risks Related to the Notes—Our ability to repurchase the notes with cash upon a change of control, upon an offer to repurchase the notes in the case of an asset sale or if we have excess cash, if required by the indenture, may be limited.”

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the placement agents and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and “—Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the notes protection in a highly levered transaction.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of USW LLC and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require USW to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of USW LLC and its Subsidiaries taken as a whole to another Person or group may be uncertain. In addition, in a recent decision, the Chancery Court of the State of Delaware raised the possibility that a change of control occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors may be unenforceable on public policy grounds.

The existence of a holder’s right to require USW to repurchase such holder’s notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire USW in a transaction that would constitute a Change of Control.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Asset Sales

USW will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale (it being understood that sales of all or substantially all of the assets of USW and its Restricted Subsidiaries will be governed by the covenant under the heading “—Certain Covenants—Merger, Consolidation or Sale of Assets”), unless:

(1) USW (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by USW or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided,  however, to the extent that any disposition in any such Asset Sale was of Collateral, the non-cash consideration received is pledged as Collateral in accordance with the Security Documents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on USW LLC’s most recent consolidated balance sheet, of USW or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases USW or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by USW or any such Restricted Subsidiary from such transferee that are promptly, but in any event within 60 days of such Asset Sale, subject to ordinary settlement periods, converted by USW or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

(c) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, USW (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1) to repay (i) Indebtedness and other Obligations under a Credit Facility, (ii) Indebtedness permitted to be incurred under clause (15) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and to the extent such Indebtedness is in the form of a revolving facility, to correspondingly reduce commitments with respect thereto or (iii) other Obligations arising under or pursuant to the notes;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of USW LLC;

(3) to make a capital expenditure; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; provided that the assets (including Voting Stock) acquired with the Net Proceeds from any disposition of Collateral are pledged as Collateral in accordance with the Security Documents.

Any stock or assets deemed to be cash pursuant to clause (2) (c) the preceding paragraph of this covenant are deemed acquired with Net Proceeds equal to the deemed cash amount. Pending the final application of any Net Proceeds, USW LLC may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $2.5 million, USW will, within 30 days thereof, make one or more offers to the holders of the notes (and, at the option of USW LLC, the holders of Other Pari Passu Obligations) to purchase notes (and Other Pari Passu Obligations) pursuant to and subject to the conditions contained in the Indenture (each, an “Asset Sale Offer”), that are in a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. USW will commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceeds $2.5 million by mailing (or transmitting otherwise in accordance with the procedures of DTC), the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes and such Other Pari Passu Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, USW LLC may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes or the Other Pari Passu Obligations surrendered by such holders thereof exceeds the amount of Excess Proceeds, the notes and such Other Pari Passu Obligations will be purchased on a pro rata basis based on the accreted value or principal amount of the notes or such Other Pari Passu Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

USW will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, USW will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Future agreements governing USW’s other Indebtedness may contain prohibitions of certain events, including events that would constitute an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require USW to repurchase the notes upon an Asset Sale could cause a default under these other agreements, even if the Asset Sale itself does not, due to the financial effect of such repurchases on USW. In the event an Asset Sale occurs at a time when USW is prohibited from purchasing notes, USW could seek the consent of its senior creditors to the purchase of notes or could attempt to refinance the indebtedness that contains such prohibition. If USW does not obtain consent or repay such indebtedness, USW will remain prohibited from purchasing notes. In that case, USW’s failure to purchase tendered notes would constitute an Event of Default under the Indenture, which could, in turn, constitute a default under the other Indebtedness. Finally, USW’s ability to pay cash to the holders of notes upon a repurchase may be limited by USW’s then existing financial resources. See “Risk Factors—Risks Related to the Notes—Our ability to repurchase the notes with cash upon a change of control, upon an offer to repurchase the notes in the case of an asset sale or if we have excess cash, if required by the indenture, may be limited.”

Excess Cash Offer

Within 45 days after each Determination Date (other than March 31, 2014) for which the cash and Cash Equivalents of USW LLC and its Restricted Subsidiaries is greater than $12.1 million (such amount in excess of $12.1 million on the applicable Determination Date being the “Excess Cash Amount”), USW LLC and its Restricted Subsidiaries shall make an offer in cash in an amount equal to 100% of the Excess Cash Amount to purchase notes (an “Excess Cash Offer”) at an offer price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (the “Excess Cash Offer Payment”). If the aggregate principal amount of notes tendered in such Excess Cash Offer exceeds the Excess Cash Amount, the trustee will select the notes to be purchased on a pro rata basis or by lot or similar method (and in the case of global notes, in accordance with the procedures of DTC). To the extent that the aggregate amount of notes tendered pursuant to an Excess Cash Offer is less than the Excess Cash Amount, USW LLC may use any remaining Excess Cash Amount for any purpose not otherwise prohibited by the Indenture. Upon completion of any such Excess Cash Offer, the Excess Cash Amount shall be reset at zero; provided that USW will not be deemed to be in default under this covenant for any failure to make an Excess Cash Offer or an Excess Cash Offer Payment by virtue of any adjustment in the amount calculated for any Determination Date for any Excess Cash Offer due to normal year-end accounting adjustments or other changes concurred in by its public accountants; provided further that any such adjustment in the calculation of the Excess Cash Amount for a prior Determination Date for any Excess Cash Offer, whether positive or negative, shall be carried forward to the next subsequent Determination Date for such Excess Cash Offer.

Within 45 days following each Determination Date (other than March 31, 2014), USW will mail a notice to each holder and the trustee offering to repurchase notes as of the date specified in the notice (the “Excess Cash Offer Purchase Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

USW will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Excess Cash Offer. To the extent that the provisions of any securities laws or regulations conflict with the Excess Cash Offer provisions of the Indenture, USW will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Excess Cash Offer provisions of the Indenture by virtue of such compliance.

On or before the Excess Cash Offer Purchase Date, USW will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to Excess Cash Offer. Promptly after such acceptance, on the Excess Cash Offer Purchase Date, USW will:

(i) deposit with the paying agent an amount equal to the Excess Cash Offer Payment in respect of all notes or portions of notes properly tendered; and

(ii) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by USW.

On the Excess Cash Offer Purchase Date, the paying agent will wire or mail to each holder of notes properly tendered the Excess Cash Offer Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1.00 or an integral multiple of $1.00) . USW will notify the trustee and holders of the notes of the results of the Excess Cash Offer as soon as practicable after the Excess Cash Offer Purchase Date.

Selection and Notice

If less than all of the notes or such Other Pari Passu Obligations are to be redeemed at any time, the Trustee will select notes for redemption on a pro rata basis or by lot or similar method (and in the case of global notes, in accordance with the procedures of DTC), unless otherwise required by law or applicable stock exchange requirements; provided, that no notes of $1.00 or less shall be purchased or redeemed in part.

Notices of redemption will be mailed by first class mail (or transmitted otherwise in accordance with the procedures of DTC) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional. If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed.

A new note in principal amount equal to the unpurchased or unredeemed portion of the original note purchased or redeemed in part will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Maximum Capital Expenditures

USW LLC and its Restricted Subsidiaries will not allow aggregate Capital Expenditures in any one fiscal year (which amount was prorated in the case of the first fiscal year following the Issue Date) to exceed $4.0 million per fleet of fracturing equipment (the “Capex Limit”); provided that, to the extent the aggregate Capital Expenditures in any one fiscal year are less than the Capex Limit, then USW LLC and its Restricted Subsidiaries may carry forward such unused amounts to be applied in subsequent fiscal years; and provided further that (i) anticipated expenditures for new equipment as set forth in the offering memorandum dated October 11, 2013 under the heading “Use of Proceeds”, (ii) additional equipment purchases permitted pursuant to clauses (15) and (16) of the second paragraph under the heading “— Incurrence of Indebtedness and Issuance of Preferred Stock” and (iii) Capital Expenditures made with any Remaining Amounts or the net cash proceeds of any Equity Offering shall not be counted for purposes of the Capex Limit. All Capital Expenditures shall first be applied to reduce the carry-forward from the previous fiscal year (or portion thereof), if any, and then to reduce the applicable Capex Limit for the current year.

Restricted Payments

USW will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of USW LLC’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving USW LLC or any of its Restricted Subsidiaries) or to the direct or indirect holders of USW LLC’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of USW LLC and other than dividends or distributions payable to USW LLC or a Restricted Subsidiary of USW);

(2) purchase, redeem, defease or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving USW LLC) any Equity Interests of USW LLC or any direct or indirect parent of USW LLC (other than Equity Interests of USW LLC held by a Restricted Subsidiary that is a Guarantor);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of USW or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among USW LLC and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) USW LLC would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable calculation period pursuant to the definition of Fixed Charge Coverage Ratio, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by USW LLC and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (5), (6) and (7) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of USW LLC for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of USW LLC’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds received by USW LLC since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of USW LLC (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of USW LLC that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of USW LLC); plus

(c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d) to the extent that any Unrestricted Subsidiary of USW LLC designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of USW LLC’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus

(e) 50% of any dividends received by USW LLC or a Restricted Subsidiary of USW LLC that is a Guarantor after the Issue Date from an Unrestricted Subsidiary of USW LLC, to the extent that such dividends were not otherwise included in the Consolidated Net Income of USW LLC for such period; and

(4)  USW LLC or any Guarantor and its counterparty or counterparties have executed the Second Fracturing Contract.

Other than with respect to clause (9) below (which for the avoidance of doubt was paid immediately following the Issue Date) so long as (i) USW LLC or any Guarantor and its counterparty or counterparties have executed the Second Fracturing Contract and (ii) no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of USW LLC) of, Equity Interests of USW LLC (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to USW LLC; provided, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of USW or any Guarantor that is contractually subordinated to the notes or to any Note

Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of USW LLC or any Restricted Subsidiary of USW LLC held by any former officer, director or employee of USW LLC or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period;

(5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(6) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of USW LLC or any Restricted Subsidiary of USW LLC issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(7) other Restricted Payments in an aggregate amount not to exceed $5.0 million since the Issue Date;

(8) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of USW LLC to the holders of its Equity Interests on a pro rata basis;

(9) the declaration and payment of a management fee of $500,000 to each of ORB Investments, LLC and Layton Corporation; and

(10)  Permitted Parent Payments; provided that notwithstanding anything to the contrary contained herein, payments described in clause (1) of the definition of Permitted Parent Payments will be permitted to be made regardless of whether a Default or Event of Default has occurred and is continuing or would be caused thereby.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by USW LLC or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of USW LLC whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $15.0 million. For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (10) above or is entitled to be made according to the first paragraph of this covenant, USW may, in its sole discretion, classify the Restricted Payment in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

USW will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and USW LLC will not issue any Disqualified Stock and will not permit any of USW Finance or any of its Restricted Subsidiaries to issue any Disqualified Stock or shares of preferred stock; provided, however, that USW may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt), issue Disqualified Stock or issue preferred stock, if the Fixed Charge Coverage Ratio for USW and the Guarantors on a consolidated basis on the day immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of the applicable calculation period pursuant to the definition of Fixed Charge Coverage Ratio.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by USW LLC and its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit under Credit Facilities being deemed to have a principal amount equal to the maximum potential liability of USW and its Restricted Subsidiaries thereunder) not to exceed $15.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by USW or any of its Restricted Subsidiaries since the Issue Date to repay any term Indebtedness under Credit Facility classified under this clause (1) or to repay any revolving credit Indebtedness under such Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2) the incurrence by USW and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees issued on and prior to the Issue Date and the exchange of notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement (other than any additional notes) and any increases in the principal amount of the notes (whether issued on the Issue Date or thereafter) as a result of a PIK Payment;

(3) the incurrence by USW LLC and its Restricted Subsidiaries of the Existing Indebtedness (other than the Indebtedness described in clauses (1) and (2));

(4) the incurrence by USW LLC or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property (real or personal), plant or equipment used in the business of USW LLC or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $2.5 million;

(5) the incurrence by USW LLC or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (5) or (15) of this paragraph;

(6) the incurrence by USW LLC or any of its Restricted Subsidiaries of intercompany Indebtedness between or among USW and any of its Restricted Subsidiaries; provided, however, that:

(a) if USW LLC or any Guarantor is the obligor on such Indebtedness and the payee is not USW LLC  or a Guarantor, such Indebtedness (i) must be evidenced by a promissory note which note shall be pledged to the Collateral Agent in favor of the holders of notes, subject to the terms of the Intercreditor Agreement and (ii) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of USW, or the Note Guarantee, in the case of a Guarantor; and

(b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than USW LLC or a Restricted Subsidiary of USW LLC and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either USW LLC or a Restricted Subsidiary of USW LLC will be deemed, in each case, to constitute an incurrence of such Indebtedness by USW LLC or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of USW LLC’s Restricted Subsidiaries to USW LLC or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than USW LLC or a Restricted Subsidiary of USW LLC; and

(b)any sale or other transfer of any such preferred stock to a Person that is not either USW LLC or a Restricted Subsidiary of USW LLC,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by USW LLC or any of its Restricted Subsidiaries of Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) in the ordinary course of business solely for the purpose of limiting:

(a) interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant;

(b) exchange rate risk with respect to any currency exchange;

(c) commodity risk; or

(d) any combination of the foregoing;

(9)(a) the Guarantee by USW LLC or any of the Guarantors of Indebtedness of a Restricted Subsidiary of USW LLC so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture; or

(b) the Guarantee by a Restricted Subsidiary of USW LLC of Indebtedness of USW LLC or another Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture;

provided, in each case, that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Note Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by USW LLC  or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation, general liability claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance premium finance agreements, statutory obligations, bankers’ acceptances and performance, appeal or surety bonds in the ordinary course of business;

(11) the incurrence by USW LLC or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12) the incurrence of Indebtedness consisting of indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary in accordance with the terms of the Indenture, other than Indebtedness or guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by USW LLC and its Restricted Subsidiaries in connection with such disposition;

(13) the incurrence by USW LLC and its Restricted Subsidiaries of letters of credit in the ordinary course of business;

(14) the incurrence by USW LLC or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $2.0 million;

(15) the incurrence by USW LLC or any of the Guarantors of Indebtedness not to exceed $35.0 million in aggregate principal amount; provided that (i) such Indebtedness is used by USW LLC or any Guarantor solely for the purpose of acquiring equipment and (ii) such Indebtedness is only incurred subsequent to USW LLC or a Guarantor entering into a Third Fracturing Contract; and

(16) the incurrence by USW LLC or any of the Guarantors of Indebtedness not to exceed $46.0 million in aggregate principal amount; provided that (i) such Indebtedness is used by USW LLC or any Guarantor solely for the purpose of acquiring equipment and (ii) such Indebtedness is only incurred in the form of additional notes.

The Indenture will provide that USW LLC will not incur, and will not permit USW Finance or any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of USW LLC, USW Finance or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of USW LLC solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, USW LLC will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. With respect to the issuance of Disqualified Stock or shares of preferred equity permitted pursuant the first paragraph of this covenant or clause (7) of the second paragraph of this covenant, USW LLC will be permitted to classify such issuance of Disqualified Stock or shares of preferred equity, or later reclassify all or a portion of such issuance of Disqualified Stock or shares of preferred equity, in any manner that complies with this covenant. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment (without duplication) is included in Fixed Charges of USW as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that USW or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens

USW LLC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

USW LLC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to USW LLC or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to USW LLC or any of its Restricted Subsidiaries;

(2) make loans or advances to USW LLC or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to USW LLC or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided, that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date (as determined in good faith by the Board of Directors);

(2) the Indenture, the notes, the Note Guarantees and the Security Documents;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by USW LLC or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, that in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) with respect to a Restricted Subsidiary, any agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary that is permitted by “—Repurchase at the Option of Holders—Asset Sales” that imposes such encumbrance or restriction pending the closing of such sale or disposition;

(8) Permitted Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, renewed, refunded, refinanced, defeased or discharged (as determined in good faith by the Board of Directors of USW LLC);

(9) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property or equity interests in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (a) in the ordinary course of business or (b) with the approval of USW LLC’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(11) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business; and

(12) any instrument governing Indebtedness of a Foreign Subsidiary; provided, that such Indebtedness was permitted by the terms of the Indenture to be incurred.

Merger, Consolidation or Sale of Assets

USW LLC will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not USW is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of USW LLC and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) USW LLC is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than USW LLC) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than USW LLC) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of USW LLC under the notes, the Indenture, the Registration Rights Agreement and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) USW LLC or the Person formed by or surviving any such consolidation or merger (if other than USW), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable calculation period set forth in the definition of Fixed Charge Coverage Ratio, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(5) the Trustee has received an Opinion of Counsel and Officers’ Certificate to the effect that such transaction complies with the foregoing.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) a merger of USW LLC with an Affiliate solely for the purpose of reincorporating USW LLC in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among USW LLC and its Restricted Subsidiaries.

In addition, USW LLC will not directly or indirectly lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.

Transactions with Affiliates

USW LLC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any arms-length transaction or series of related transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of USW LLC (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are not less favorable to USW LLC or the relevant Restricted Subsidiary (as determined in good faith by the Board of Directors of USW LLC) than those that would have been obtained in a comparable transaction by USW LLC or such Restricted Subsidiary with an unrelated Person; and

(2) USW LLC delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors of USW LLC set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of USW LLC; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to USW LLC or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment, service, termination or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by USW LLC or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among USW LLC and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of USW LLC) that is an Affiliate of USW LLC solely because USW LLC owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) the payment of reasonable directors’ fees, the payments of other reasonable benefits and the provision of officers’ and directors’ indemnification and insurance to the extent permitted by law to persons who are officers and directors of USW LLC and its Restricted Subsidiaries, in each case in the ordinary course of business and approved by the Board of Directors;

(5) any issuance of Equity Interests (other than Disqualified Stock) of USW LLC to Affiliates of USW LLC;

(6) Restricted Payments that do not violate the provisions of the Indenture described above under the caption “—Restricted Payments”;

(7) transactions effected pursuant to agreements in effect on the Issue Date and described in this offering memorandum and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not less favorable to USW LLC, any Restricted Subsidiary or the holders, taken as a whole, than the original agreement as in effect on the Issue Date as determined in good faith by the Board of Directors of USW LLC);

(8) loans or advances to employees in the ordinary course of business not exceed $1.0 million in the aggregate at any one time outstanding; and

(9) purchases of the notes by Affiliates of USW LLC;

Business Activities

USW LLC will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to USW LLC and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If USW LLC or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date, then USW LLC will (1) cause that newly acquired or created Domestic Subsidiary to (a) execute a supplemental Indenture pursuant to which it becomes a Guarantor and (b) execute an amendment to the Registration Rights Agreement pursuant to which it becomes subject to the obligations of a Guarantor thereunder, (2) cause the newly acquired or created Domestic Subsidiary to execute and deliver to the Trustee and the Collateral Agent amendments to the Security Documents or additional Security Documents and the Intercreditor Agreement and take such other action as may be necessary to grant to the Collateral Agent, for the benefit of the holders, a perfected Lien in the assets other than Excluded Assets of such Domestic Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdiction or such other actions as may be required by the Security Documents, (3) cause that newly acquired or created Domestic Subsidiary to take such actions necessary or as the Collateral Agent reasonably determines to be advisable to grant to the Collateral Agent for the benefit of the holders a perfected Lien in the assets other than Excluded Assets of such new Domestic Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdiction as may be required by the Security Documents or by law or as may be reasonably requested by the Collateral Agent, (4) cause that newly acquired or created Domestic Subsidiary to take such further action and execute and deliver such other documents reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing, and (5) deliver an opinion of counsel with respect to the foregoing reasonably satisfactory to the Trustee, in each case, within 30 Business Days of the date on which the Domestic Subsidiary was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of USW LLC may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or Person that becomes a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by USW LLC and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by USW LLC. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of USW LLC may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of USW LLC as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of USW LLC as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” USW LLC will be in default of such covenant. The Board of Directors of USW LLC may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of USW LLC; provided, that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of USW LLC of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Impairment of Security Interest

Subject to the Intercreditor Agreement, none of USW LLC, USW Finance or any of the Restricted Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Security Documents or the Indenture. None of USW LLC, USW Finance or any of the Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than the First Lien Obligations and any other Obligations which are secured by a Permitted Lien that is senior to the Lien securing the Second Lien Obligations, the notes and the Security Documents, unless such agreement permits USW LLC, USW Finance or such of the Restricted Subsidiary to first repay, or offer to repay, First Lien Obligations and the notes.

Real Estate Mortgages and Filings

With respect to any real property other than Excluded Real Property (individually and collectively, the “Premises”) owned by USW or a Domestic Subsidiary (other than Unrestricted Subsidiaries) on the Issue Date and with respect to any such property to be acquired by USW or a Domestic Subsidiary (other than Unrestricted Subsidiaries) after the Issue Date (within 90 days of the acquisition thereof):

(1) USW LLC shall deliver to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages, duly executed by USW LLC, USW Finance or the applicable Domestic Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2) USW LLC shall deliver to the Collateral Agent mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the trustee and the holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related

Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens together with customary endorsements, coinsurance and reinsurance typical for the applicable jurisdiction and accompanied by evidence of the payment in full of all premiums thereon;

(3) USW LLC shall deliver to the Collateral Agent, to the extent provided to any First Lien Agent, with respect to each of the covered Premises, the most recent survey of such Premises prepared on or on behalf of USW LLC, together with either (i) an updated survey certification in favor of the trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from USW LLC stating that there has been no change sufficient for the title insurance company to remove all standard survey exceptions and issue the customary endorsements; and

(4) USW LLC shall deliver to the Collateral Agent an opinion(s) of counsel of USW LLC confirming that the Mortgages and Security Documents create a perfected Lien on the Premises purported to be covered by the related mortgage, which shall be from local counsel in each state where a Premises is located covering the enforceability of the relevant Mortgages the grant and perfection of security interests, the payment of recording taxes, if any, and other customary matters;

in each case, using commercially reasonable efforts to comply with the foregoing by the date of the consummation of this offering but, in any event, no later than 90 days thereafter.

Leasehold Mortgages and Filings; Landlord Waivers

USW LLC and its Domestic Subsidiaries (other than any Unrestricted Subsidiary) shall use commercially reasonable efforts to deliver Mortgages with respect to USW LLC’s leasehold interests in any premises material to the business taken as a whole (the “Leased Premises”) (other than Excluded Real Property) occupied by USW LLC or such Domestic Subsidiary (other than any Unrestricted Subsidiary) pursuant to leases which may be mortgaged by their terms or the terms of the landlord consents (collectively, the “Leases,” and individually, a “Lease”) in each case using commercially reasonable efforts to comply with the foregoing by the date of the consummation of this offering but, in any event, no later than 90 days thereafter.

With respect to any leasehold Mortgage delivered pursuant to the immediately preceding paragraph, USW LLC or the applicable Subsidiary shall provide to the Trustee all of the items described in clauses (2), (3) and (4) of “Certain Covenants—Real Estate Mortgages and Filings” above and in addition shall use their respective commercially reasonable efforts to obtain an agreement executed by the lessor under the Lease, whereby the lessor consents to the Mortgage and waives or subordinates its landlord Lien (whether granted by the instrument creating the leasehold estate or by applicable law), if any, and which shall be entered into by the Collateral Agent, subject to its reasonable satisfaction of the form thereof.

Each of USW LLC and each of its Domestic Subsidiaries that is a lessee of, or becomes a lessee of, real property (other than Excluded Real Property) material to the business, is, and will be, required to use commercially reasonable efforts to deliver to the Collateral Agent a landlord waiver, in the form reasonably acceptable to the Collateral Agent executed by the lessor of such real property (other than Excluded Real Property); provided, that in the case where such lease is a lease in existence on the date of the consummation of this offering, USW LLC or its Domestic Subsidiary that is the lessee thereunder shall have 90 days from the date of the consummation of this offering to satisfy such requirement.

Restrictions on Activities of USW Finance

USW Finance will not hold any material assets, become liable for any material obligations or engage in any significant business activities other than those related to its activities as a co-issuer of the notes; provided that USW Finance may, (1) be a co-obligor or guarantor with respect to Indebtedness (including any Indebtedness and other obligations under Credit Facilities) if USW LLC is an obligor or guarantor on such Indebtedness and the net proceeds of such Indebtedness are received by USW LLC or one or more Guarantors, (2) become subject to obligations imposed by operation of law, (3) maintain administrative employees and functions incidental to its existence, including without limitation customary indemnification of officers and directors, and (4) take any action required by any regulatory body. At any time after USW LLC becomes a corporation, USW Finance may consolidate or merge with or into USW LLC or any Restricted Subsidiary of USW LLC.

Advances to Subsidiaries

All advances to Restricted Subsidiaries made by USW after the Issue Date will be evidenced by intercompany notes in favor of USW LLC. These intercompany notes will be pledged pursuant to the Security Documents as Collateral to secure the notes. Each intercompany note will be payable upon demand and will be subordinated in right of payment to all existing Senior Debt of the Restricted Subsidiary to which the loan is made. “Senior Debt” of Subsidiaries for the purposes of the intercompany notes will be defined as all Indebtedness of the Restricted Subsidiaries that is not specifically by its terms made pari passu with or junior to the intercompany notes.

USW LLC will not permit any Restricted Subsidiary in respect of which USW is a creditor by virtue of an intercompany note to incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Restricted Subsidiary and senior in any respect in right of payment to any intercompany note.

Further Assurances

USW shall, and shall cause each Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Security Documents. In addition, USW shall, and shall cause each Guarantor to, at its sole cost and expense, execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral. Further, from time to time, USW LLC will reasonably promptly secure the obligations under the Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral. USW LLC shall deliver or cause to be delivered to the Collateral Agent all such instruments and documents as the Collateral Agent shall reasonably request to evidence compliance with this covenant. The Collateral Agent shall not have any obligation to request the documents referred to in this covenant.

Reports

So long as any notes are outstanding and until such time as USW is obligated to file reports with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, USW will furnish to the holders of notes and the Trustee, and make available on a publicly available website, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if USW LLC were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if USW LLC were required to file such reports.

Upon request by USW, the Trustee shall transmit such reports to the Holders (or DTC, as long as the notes are held in global form).

Notwithstanding the foregoing, no such reports shall be required to comply with sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 and Items 307 and 308 of Regulation S-K under the Securities Act.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on USW LLC’s consolidated financial statements by USW LLC’s independent registered public accounting firm. From and after the date of consummation of the exchange offer contemplated by the Registration Rights Agreement or such date that USW is required to file reports with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, USW LLC will file a copy of each report required to be filed with the SEC and will post such reports on its website within those time periods.

If, at any time following the consummation of the exchange offer contemplated by the Registration Rights Agreement, USW is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, USW will nevertheless continue filing the reports specified in the preceding paragraph of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. USW will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept USW’s filings for any reason, USW LLC will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if USW were required to file those reports with the SEC.

USW LLC will hold a quarterly conference call for the holders of the notes, prospective purchasers and securities analysts to discuss such financial information no later than ten Business Days after distribution of such financial information.

If USW LLC has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of USW LLC and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of USW.

In addition, USW agrees that, for so long as any of the notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on with respect to, the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by USW or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,”“—Repurchase at the Option of Holders—Excess Cash Offer,” or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4) failure by USW or any of its Restricted Subsidiaries for 30 days after notice to USW LLC by the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with the provisions described under the captions “—Certain Covenants—Restricted Payments” or “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(5) failure by USW or any of its Restricted Subsidiaries for 60 days after notice to USW LLC by the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Security Documents;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by USW or any of its Restricted Subsidiaries (or the payment of which is guaranteed by USW or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or was created after the Issue Date, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness after the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its stated maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(7) failure by USW or any of its Restricted Subsidiaries to pay final and nonappealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

(8) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(9)(x) any Security Document at any time for any reason shall cease to be in full force and effect in all material respects, except as expressly provided therein; (y) any Security Document ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby with respect to any Collateral having a Fair Market Value in excess of $1.0 million, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Security Document or the Indenture; or (z) USW or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Security Document; and

(10) certain events of bankruptcy or insolvency described in the Indenture with respect to USW LLC or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to USW, any Restricted Subsidiary of USW that is a Significant Subsidiary or any group of Restricted Subsidiaries of USW LLC that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium.

Subject to the provisions of the Indenture and the Security Documents relating to the duties of the Trustee and the Collateral Agent, in case an Event of Default occurs and is continuing, neither the Trustee nor the Collateral Agent will be under any obligation to exercise any of the rights or powers under the Indenture or any Security Document at the request or direction of any holders of notes unless such holders have offered to the Trustee or the Collateral Agent, as the case may be, reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest or premium when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the Trustee may, on behalf of all of the holders of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, interest or premium on the notes.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of USW with the intention of avoiding payment of the premium that USW would have had to pay if USW then had elected to redeem the notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to February 15, 2015, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of USW with the intention of avoiding the prohibition on redemption of the notes prior to February 15, 2015, then the premium otherwise required to be paid under “—Optional Redemption” above will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

USW LLC is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, USW LLC is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder or member or other owner of capital stock or membership interests of USW or any Guarantor, as such, will have any liability for any obligations of USW or the Guarantors under the notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

USW may at any time, at the option of the Board of Directors of USW LLC evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, and interest or premium on, such notes when such payments are due from the trust referred to below;

(2) USW’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and USW’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, USW may, at its option and at any time, elect to have the obligations of USW and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) USW must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium and Additional Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and USW must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, USW must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) USW has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, USW must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of any Lien securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture, the notes, the Note Guarantees and the Security Documents) to which USW LLC or any of its Subsidiaries is a party or by which USW or any of its Subsidiaries is bound;

(6) USW must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by USW with the intent of preferring the holders of notes over the other creditors of USW or with the intent of defeating, hindering, delaying or defrauding any creditors of USW or others; and

(7) USW must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Indenture or the notes or the Note Guarantees or the Security Documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the notes or the Note Guarantees or the Security Documents may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders” or the notice provisions related thereto);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(9) make any change in the preceding amendment and waiver provisions; or

(10) make any change in the ranking or priority of the notes.

In addition, any amendment to, or waiver of, the provisions of the Indenture, any Security Document or the Intercreditor Agreement that has the effect of releasing all or substantially all of the Collateral from the Liens securing the notes or subordinating Liens securing the notes (except as permitted by the terms of the Indenture, the Security Documents and the Intercreditor Agreement) will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the notes then outstanding.

Notwithstanding the preceding, without the consent of any holder of notes, USW, the Guarantors and the Trustee may amend or supplement the Indenture, the notes, the Note Guarantees or the Security Documents:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of USW’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of USW’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to conform the text of the Indenture, the Note Guarantees, the Security Documents, the Registration Rights Agreement, the Intercreditor Agreement or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees, the Security Documents, the Registration Rights Agreement, the Intercreditor Agreement or the notes;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture;

(8) to allow any Guarantor to execute a supplemental Indenture and/or a Note Guarantee with respect to the Notes and to release any Guarantor from its Note Guarantee in accordance with the terms of the Indenture;

(9) to make, complete or confirm any grant of Collateral permitted or required by the Indenture, the Intercreditor Agreement or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture, the Intercreditor Agreement or any of the Security Documents;

(10) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture, the Security Documents or the Intercreditor Agreement;

(11) to evidence or provide for the acceptance of appointment under the Indenture of a successor trustee or the Collateral Agent;

(12) to comply with the rules of any applicable securities depositary;

(13) to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension,

substitution, refinancing, restructuring, replacement, supplement or other modification from time to time of any agreement that is not prohibited by the Indenture; or

(14) in the event that any new notes are issued in certificated form, to make appropriate amendments to the Indenture to reflect an appropriate minimum denomination of certificated notes and establish minimum redemption amounts for such certificated notes.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement, waiver or consent. It is sufficient if such consent approves the substance of the proposed amendment, waiver or consent. The consent of the holders is also not necessary for amendment, waiver or other modification described in the paragraph under the heading “Intercreditor Agreement—Amendments to Collateral Documents.”

For the avoidance of doubt, the determination of whether any amendment, supplement or waiver has been consented to shall, where applicable, include any additional notes that have been issued under the Indenture so long as the additional notes have been issued on or prior to the applicable record date.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to USW, have been delivered to the Trustee for cancellation; or

(b) all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and USW or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the Trustee for cancellation for principal, interest and premium and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which USW or any Guarantor is a party or by which USW or any Guarantor is bound;

(3) USW or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) USW has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, USW must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of USW or any Guarantor, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, or expressly assumed in connection with the acquisition of assets from any such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary.

“Affiliate ” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, as determined by USW LLC, with respect to any note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at February 15, 2015 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through February 15, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note.

“Asset Sale” means:

(1) the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets or rights; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of USW LLC and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of USW LLC’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

(2) a transfer of assets between or among USW LLC and its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary of USW LLC to USW LLC or to a Restricted Subsidiary of USW LLC;

(4) the sale or lease of products, inventory, equipment, real property, services or accounts receivable or the licensing or lease, assignment or sub-lease of any real or personal property in the ordinary course of business and any sale or other disposition of damaged, no longer useful, worn-out or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(7) the granting of Permitted Liens; and

(8) the surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other claims.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition (other than a right conditioned on the occurrence of events or circumstances outside such person’s control). The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the board of directors, or manager or board of managers, or managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Asset” shall mean, with respect to any person, all equipment, fixed assets and real property or improvements of such person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such person.

“Capital Expenditures” shall mean, for any period, without duplication, all expenditures made directly or indirectly by USW LLC and its Restricted Subsidiaries during such period for the acquisition of Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability), but excluding expenditures made in connection with the replacement, substitution or restoration of property or other purposes (except repayment of Indebtedness) permitted under the heading “Certain Covenants–Repurchase at the Option of Holders–Asset Sales.” For purposes of this definition, the purchase price of equipment or other fixed assets that are purchased simultaneously with the trade-in of existing assets or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such assets for the assets being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities, unless such securities are deposited to defease any debt, of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million, in the case of United States banks, and $100.0 million (or the non-U.S. equivalent), in the case of non-United States banks, and, in each case, whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having at the time of acquisition one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6) securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having, at the time of acquisition, one of the two highest ratings obtainable from Moody’s or S&P, and, in each case, maturing within one year after the date of acquisition;

(7) marketable short-term money market and similar securities having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within one year after the date of acquisition; and

(8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of USW LLC and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Section 13(d) of the Exchange Act) other than a Permitted Holder;

(2) the adoption of a plan relating to the liquidation or dissolution of USW LLC;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) other than a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of USW LLC, measured by voting power rather than number of shares;

(4) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) other than a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more of the Voting Stock of USW LLC (measured by voting power rather than number of shares) than is at the time Beneficially Owned (measured on the same basis) by the Permitted Holders in the aggregate;

(5) after an initial public offering of USW LLC, the first day on which a majority of the members of the Board of Directors of USW LLC are not Continuing Directors; or

(6) the first day on which USW LLC fails to own 100% of the issued and outstanding Equity Interests of USW Finance.

“Change of Control Offer” has the meaning assigned to that term in the Indenture governing the notes.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) fees and costs (including transaction fees, attorneys’ fees and other professional costs) incurred in connection with the issuance of the notes and any Credit Facilities permitted hereunder; minus

(6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except to the extent that any dividend or distribution is actually made in cash and not otherwise included therein;

(3) the cumulative effect of a change in accounting principles;

(4) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any asset sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(5) the Net Income of any Flow Through Entity that consists of Permitted Tax Distributions;

in each case, will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of USW LLC who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Facilities” means, one or more debt facilities, indentures or commercial paper facilities entered into on or after the Issue Date, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, bonds, notes or other debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities Documents” means the “Loan Documents” as such term is defined in any Credit Facilities or any similar term defined in any initial or subsequent replacement, refunding or refinancing thereof.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Determination Date” means each March 31 and September 30, beginning on March 31, 2013.

“Discharge of First Lien Priority Obligations” means that (a) all of such First Lien Priority Obligations (other than contingent indemnification obligations not yet due and payable, and undrawn letters of credit, cash management and other bank product obligations) have been indefeasibly paid, performed or discharged in full (with all such First Lien Priority Obligations consisting of monetary or payment (including reimbursement) obligations having been paid in full in cash), (b) no Person has any further right to obtain any loans, letters of credit, bankers’ acceptances, or other extensions of credit under the documents relating to such First Lien Priority Obligations, (c) any and all undrawn letters of credit, bankers’ acceptances or similar instruments issued under such documents have been cancelled and returned (or cash collateralized) in accordance with the terms of such documents, and (d) all cash management and other bank product obligations have been indefeasibly paid in full in cash or cash collateralized (up to but not in excess of the amount of any relevant bank product reserve).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require USW LLC to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that USW LLC may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that USW LLC  and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of USW LLC that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“DTC” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Eligible Escrow Investments” means (1) Government Securities maturing no later than the Business Day preceding the Second Contract Payment Date and (2) securities representing an interest or interest in money market funds registered under the Investment Company Act of 1940 whose shares are registered under the Securities Act as investing exclusively in direct obligations of the United States of America.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a sale either (1) of Equity Interests of USW LLC (other than Disqualified Stock and other than to a Subsidiary of USW LLC) by USW LLC or (2) of Equity Interests of a direct or indirect parent entity of USW LLC (other than to USW LLC or a Subsidiary of USW LLC) to the extent that the net proceeds therefrom are contributed to the common equity capital of USW LLC.

“Excess First Lien Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding, the undrawn amount of all outstanding letters of credit and reimbursement obligations that are in excess of the First Lien Cap, plus (b) the portion of interest and fees on account of such portion of the loans, letters of credit, and reimbursement obligations described in clause (a) of this definition.

“Excess Second Lien Obligations” means the sum of (a) the portion of the principal amount of the notes in excess of the Second Lien Cap, plus (b) the portion of interest and fees on account of such portion of the loans described in clause (a) of this definition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Indebtedness” means any Indebtedness of USW LLC and its Subsidiaries (other than Indebtedness under the notes and the Note Guarantees) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party and in the case of any transaction involving aggregate consideration in excess of $5.0 million, determined in good faith by the Board of Directors of USW (unless otherwise provided in the Indenture).

 “First Contract Replacement” means a binding contract or series of binding contracts to provide hydraulic fracturing services to an unrelated exploration and production company or other Person on terms similar to the terms of USW LLC’s existing contract with Antero Resources Appalachian Corporation (which, for the avoidance of any doubt, may be another contract or series of contracts with Antero Resources Appalachian Corporation);  provided that the contract or series of contracts must (i) have a term of at least twenty-four months, (ii) provide for Consolidated Cash Flow of $15.0 million over the first four full fiscal quarters after the date of the contract(s) and Consolidated Cash Flow of $15.0 million over the consecutive four fiscal quarters thereafter, and (iii) have a minimum ratio of Consolidated Cash Flow to Utilized Hydraulic Horsepower of $560.0 over the first four full fiscal quarters after the date of the contract(s) and over the consecutive four fiscal quarters thereafter (as determined in good faith by USW LLC's Board of Directors).  Additionally, the exploration and production company must have a corporate credit rating at or better than B-, B3 or its equivalent, as designated by S&P, Moody’s, Fitch Ratings Inc., or any other nationally recognized credit rating agency with the exception of Mountaineer Keystone, LLC.

“First Lien Agent” means the administrative agent or collateral agent under the First Lien Documents, and any of its respective successors or assigns and any initial or successor administrative agent or collateral agent under any subsequent First Lien Documents.

“First Lien Cap” means, at any time:

(1) with respect to Indebtedness permitted to be incurred under clause (1) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the sum of:

(a) the permitted amount of such Indebtedness; plus

(b) $2.5 million, solely for DIP Financings; and

(2) with respect to Indebtedness permitted to be incurred under clause (15) of the second paragraph under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the permitted amount of such Indebtedness.

“First Lien Creditors” means the lenders, the issuers of letters of credit under the First Lien Documents and any other holders of First Lien Obligations.

“First Lien Documents” means (a) any Credit Facilities evidencing or governing First Lien Obligations, the First Lien Security Documents and each of the other agreements, documents or instruments under any such Credit Facility and (b) any other related documents or instruments executed and delivered pursuant to any First Lien Document described in clause (a) above evidencing or governing any Obligations thereunder.

“First Lien Obligations” means, collectively, (i) all Obligations arising under a Credit Facility and related First Lien Documents and any other Indebtedness incurred pursuant to such Credit Facility and related First Lien Documents to the extent that such Indebtedness is secured equally and ratably with the other First Lien Obligations by the Liens on the Collateral, (ii) all reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to any Credit Facility described above, (iii) all Hedging Obligations, cash management obligations and similar bank product obligations of USW and the Guarantors to the extent that such obligations are secured equally and ratably with the other First Lien Obligations by the Liens on the Collateral, and all fees, expenses and other amounts payable from time to time in connection therewith and (iv) all Obligations arising under agreements evidencing Indebtedness permitted to be incurred under clause (15) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” and related loan documents that create a lien securing such Obligations.

“First Lien Priority Obligations” means all First Lien Obligations exclusive of the Excess First Lien Obligations, which Excess First Lien Obligations will be excluded from (and will not constitute) First Lien Priority Obligations.

“First Lien Security Agreement” means each collateral document, mortgage, pledge or similar agreement or guaranty entered into following the Issue Date, among USW and the Guarantors in favor of the First Lien Agent, as amended or supplemented from time to time in accordance with its terms.

“First Lien Security Documents” means the First Lien Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person the ratio of (i) the Consolidated Cash Flow of such Person for the most recently ended full fiscal quarter for which internal financial statements are available prior to such date of determination to (ii) the Fixed Charges of such Person for such period.

In the event that USW or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock or Disqualified Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable reference period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by USW or any Restricted Subsidiary during the reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in the Consolidated Cash Flow resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into USW or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposal of operations that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of USW LLC and may include pro forma expense and cost reductions for such period resulting from such transaction that (a) would be permitted to be reflected on pro forma financial statements pursuant to Regulation S-X under the Securities Act or any other regulation or policy of the SEC related thereto or (b) have been realized, for which substantially all the steps necessary for realization have been taken at the time of determination or are reasonably expected to be taken within 180 days immediately following any such transaction, including, but not limited to, the execution, termination, renegotiation or modification of any contracts or the termination of any personnel, as applicable.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of USW LLC to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as USW LLC may designate.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, but excluding amortization of debt issuance costs, original issue discount and non-cash interest payments related (i) to Indebtedness incurred on or prior to the date of the Indenture and (ii) Indebtedness incurred in connection with the issuance of the notes and any Credit Facilities permitted under the Indenture; plus the net effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of USW LLC (other than Disqualified Stock) or to USW LLC or a Restricted Subsidiary of USW LLC, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a Flow Through Entity, the Presumed Tax Rate), expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

‘‘Flow Through Entity’’ means an entity that is treated as a partnership not taxable as a corporation, a grantor trust, a disregarded entity, an ‘‘S’’ corporation or a qualified subchapter ‘‘S’’ subsidiary for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

“Foreign Subsidiary” means any Restricted Subsidiary of USW LLC that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Government Securities” means securities that are

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means (1) each Domestic Subsidiary of USW LLC on the date of the Indenture (other than USW Finance), and (2) each other Domestic Subsidiary of USW LLC that executes a Note Guarantee in accordance with the provisions of the Indenture, in each case, together with their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices,

in each case not entered into for speculative purposes.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Intercreditor Agreement” means any intercreditor agreement that is entered into on or following the Issue Date, among the trustee, the Collateral Agent, the First Lien Agent, USW and the Guarantors, and the other signatories thereto, as the same may be amended, supplemented, restated or modified from time to time.

“Investments ” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If USW LLC or any Subsidiary of USW LLC sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of USW LLC such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of USW LLC, USW LLC will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of USW LLC’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by USW LLC or any Subsidiary of USW LLC of a Person that holds an Investment in a third Person will be deemed to be an Investment by USW LLC or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means February 21, 2012.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages ” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents granting Liens on USW LLC’s and its Restricted Subsidiaries’ properties and interests, Premises and/or the Leased Premises (other than Excluded Real Property) to secure the notes.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by USW LLC or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or disposition of such non cash consideration, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result thereof and taxes paid or payable as a result thereof, including Permitted Tax Distributions (after taking into account any available tax credits or deductions and any tax sharing arrangements), (2) amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and (3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Net Working Capital” means (1) all current assets of USW LLC and its Restricted Subsidiaries, minus (2) all current liabilities of USW LLC and its Restricted Subsidiaries, except current liabilities included in Indebtedness.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither USW LLC nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of USW LLC or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of USW LLC or any of its Restricted Subsidiaries.

“Note Guarantee” means the Guarantee by each Guarantor of USW’s obligations under the Indenture and the notes, executed pursuant to the provisions of the Indenture.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate signed on behalf of USW by two officers of USW LLC, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of USW LLC that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of the Indenture. The counsel may be an employee of or counsel to USW LLC or any Subsidiary of USW LLC.

“Other Pari Passu Obligations” means any Indebtedness (i) ranking pari passu in right of payment with the notes and (ii) not secured by any Lien on the Collateral that ranks senior in priority to any Lien on the Collateral held by the Collateral Agent for the benefit of the Second Lien Creditors.

“Permitted Business” means a business in which USW and its Restricted Subsidiaries were engaged or proposed to be engaged on the date of the Indenture, as described in the offering memorandum, and any business similar, reasonably related, incidental, ancillary or complementary thereto.

“Permitted Holder” means each of (a)(i) Joel Broussard, (ii) Daniel T. Layton; (iii) Donald E. Stevenson; (iv) Leonard E. Travis; (v) Edward S. Self III; and (vi) Jeffrey McPherson; (b) any Beneficial Owner of the preferred stock of USW as of the Issue Date; and (c) any Related Party of any one or more of the Persons listed in clause (a) above.

“Permitted Investments” means:

(1) any Investment in USW LLC or in a Restricted Subsidiary of USW LLC that is a Guarantor;

(2) any Investment in Cash Equivalents;

(3) any Investment by USW LLC or any Restricted Subsidiary of USW LLC in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of USW LLC and a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, USW LLC or a Restricted Subsidiary of USW LLC that is a Guarantor;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; provided that such Investments shall be pledged as Collateral to the extent the assets subject to such Asset Sale constituted Collateral;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of USW LLC;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of USW LLC or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees, directors, officers, and consultants made in the ordinary course of business of USW LLC or any Restricted Subsidiary of USW LLC in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(9) repurchases of the notes;

(10) any Investment existing on the date of the Indenture and any Investment that replaces, refinances or refunds an existing Investment; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(11) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; and

(12) other Investments in any Person other than an Affiliate of USW LLC having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding not to exceed $1.0 million.

“Permitted Liens” means:

(1) Liens on assets of USW LLC or any of its Restricted Subsidiaries securing First Lien Obligations that were permitted to be incurred pursuant to clause (1) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) Liens in favor of USW LLC or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is, or all or substantially all of the assets of such Person are, acquired by, merged with or into or consolidated with USW LLC or any Subsidiary of USW LLC; provided, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired, merged into or consolidated with USW LLC or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by USW LLC or any Subsidiary of USW LLC; provided, that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition and do not extend to any property other than the property acquired by USW LLC or such Subsidiary;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness, mortgage financings or purchase money obligations or Capital Lease Obligations permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the Issue Date;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, landlords’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens created for the benefit of (or to secure) the notes (or the Note Guarantees) including, for the sake of clarity, any additional notes permitted under the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the Indenture; provided, however, that:

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the original Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(14) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(15) Liens incurred in the ordinary course of business of USW LLC or any Subsidiary of USW LLC with respect to obligations that do not exceed $2.0 million at any one time outstanding; and

(16) Liens securing indebtedness incurred pursuant to clause (15) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

‘‘Permitted Parent Payments’’ means, without duplication as to amounts:

(1) Permitted Tax Distributions; and

(2) general corporate overhead expenses of such direct or indirect parent, including (a) bona fide franchise taxes and (b) legal, accounting and administrative fees and expenses, in each case to the extent such fees and expenses are attributable to the ownership or operation of USW LLC and its Restricted Subsidiaries (provided that for so long as such direct or indirect parent entity owns no assets other than the Capital Stock in USW LLC or another direct or indirect parent entity of USW LLC, such fees and expenses shall be deemed for purposes of this clause (2) to be so attributable to such ownership or operation); provided that the amounts in subclause (b) shall not exceed $200,000 in any year.

“Permitted Refinancing Indebtedness” means any Indebtedness of USW or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of USW or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date that is equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by USW or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

‘‘Permitted Tax Distributions’’ means:

(1) with respect to each taxable year or portion thereof that USW LLC qualifies (or any predecessor in interest qualified) as a Flow Through Entity, the distribution, prior to each estimated payment date for such taxable year, as well as prior to the due date for the filing of the income tax return and the payment of income taxes for such taxable year (without regard to extensions), by USW LLC to the holders of Equity Interests of USW LLC (or, if any of them are themselves a Flow Through Entity, the holders of the Equity Interests of such Flow Through Entity) of an amount equal to the product of (x) the amount of aggregate net taxable income of USW LLC allocated to such holders for such period and (y) the Presumed Tax Rate for such period; provided that to the extent that the aggregate net taxable income of USW LLC for a taxable year actually reported to the holders of such Equity Interests is less than the aggregate net taxable income assumed in calculating such amount for a taxable year, an amount equal to the product of such shortfall and the Presumed Tax Rate used in such calculations shall be deducted from the next scheduled Permitted Tax Distributions payable to the holders of such Equity Interests for later years; and

(2) if USW LLC is not a Flow Through Entity and it is a member of an affiliated group filing consolidated or combined returns of which it is not the common parent, the payment by USW LLC to the common parent of such group of the consolidated or combined federal, state and local income taxes payable by the common parent for such group but only to the extent such taxes are attributable to the income or business of USW LLC and, if USW LLC has any Subsidiaries that are taxable as corporations, any of such Subsidiaries; provided that the amount of such payments in any taxable year does not exceed the amount that USW LLC and its corporate Subsidiaries would be required to pay in respect of federal, state and local taxes for such taxable year were USW LLC and such Subsidiaries to pay such taxes separately from any such common parent (as though USW LLC were the common parent of a separate affiliated group filing consolidated or combined returns with respect to the taxable income of USW LLC and such subsidiaries for such period).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

‘‘Presumed Tax Rate’’ means the highest combined marginal federal, state and local income taxation rates applicable to a resident of Louisiana, which rate the Chief Financial Officer of USW LLC shall certify in writing to the Trustee on an annual basis.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Related Party” means (i) any spouse, family member or relative of Joel Broussard, Daniel T. Layton, Donald E. Stevenson, Leonard E. Travis, Edward S. Self III or Jeffrey McPherson; (ii) any spouse, family member or relative of any spouse, family member or relative referred to in clause (i) above; (iii) any estate, executor, administrator, committee or beneficiary of Joel Broussard, Daniel T. Layton, Donald E. Stevenson, Leonard E. Travis, Edward S. Self III or Jeffrey McPherson and/or any Person described in clause (i) or (ii) above; (iv) any trust for the benefit of any one or more of Joel Broussard, Daniel T. Layton, Donald E. Stevenson, Leonard E. Travis, Edward S. Self III or Jeffrey McPherson and/or any Person described in the clause (i), (ii) or (iii) above; and (v) any corporation, partnership, limited liability company or other business entity in which any one or more of Joel Broussard, Daniel T. Layton, Donald E. Stevenson, Leonard E. Travis, Edward S. Self III or Jeffrey McPherson and/or any Person described in clause (i), (ii), (iii) or (iv) above beneficially holds (directly or indirectly through other Persons described in clause (iii) or (iv) above or this clause (v)) in the aggregate a majority (or more) of the equity or other controlling interests.

“Remaining Amount” means any funds remaining after completion of an Excess Cash Offer or an Asset Sale Offer.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Fracturing Contract” means that certain Rider No. 1 to Contract to Provide Dedicated Fracturing Fleet(s) for Fracturing Services dated June 5, 2012, between U.S. Well Services, LLC and Antero Resources Appalachian Corporation.

“Second Lien Cap” means, at any time, the result of (a) the aggregate principal amount of all Indebtedness incurred under the Second Lien Documents from the Issue Date to and including the applicable time of determination in accordance with the terms thereof, minus (b) the aggregate amount of all payments of such principal under such Second Lien Documents as of such time in accordance with the terms thereof (other than any prepayment made with the proceeds of any refinancing, refunding or replacement of any such Indebtedness).

“Second Lien Creditors” means the Trustee, the Collateral Agent, each holder of notes, the beneficiaries of each indemnification obligation under the Indenture, the notes and the Security Documents, and any successor or transferee of any of the foregoing.

“Second Lien Documents” means (a) the Indenture, the notes, the Note Guarantees, the Security Documents and each of the other agreements, documents or instruments evidencing or governing any Second Lien Obligations and (b) any other related documents or instruments executed and delivered pursuant to any Second Lien Document described in clause (a) above evidencing or governing any Obligations thereunder, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Second Lien Obligations” means all Obligations in respect of the notes or arising under the Second Lien Documents or any of them. Second Lien Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Second Lien Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding (including all amounts accruing on or after the commencement of an insolvency proceeding, or that would have accrued or become due but for the effect of an insolvency proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such insolvency proceeding).

“Second Lien Priority Obligations” means all Second Lien Obligations exclusive of the Excess Second Lien Obligations, which Excess Second Lien Obligations will be excluded from (and will not constitute) Second Lien Priority Obligations.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, control agreements and related agreements (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, to secure any Second Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Third Fracturing Contract” means a binding contract or series of binding contracts to provide hydraulic fracturing services to an unrelated exploration and production company or other Person on terms similar to the terms of USW LLC’s existing contract with Antero Resources Appalachian Corporation (which, for the avoidance of any doubt, may be a third contract or series of contracts with Antero Resources Appalachian Corporation or an amendment to the existing contract with Antero Resources Appalachian  Corporation so long as it provides for

additional stages per year on the terms set forth herein);    provided that the contract or series of contracts must (i) have a term of at least twenty-four months, (ii) provide for Consolidated Cash Flow of $15.0 million over the first four full fiscal quarters after the date of the contract(s) and Consolidated Cash Flow of $15.0 million over the consecutive four fiscal quarters thereafter, and (iii) have a minimum ratio of Consolidated Cash Flow to Utilized Hydraulic Horsepower of $560.0 over the first four full fiscal quarters after the date of the contract(s) and over the consecutive four fiscal quarters thereafter (as determined in good faith by USW LLC's Board of Directors).  Additionally, the exploration and production company must have a corporate credit rating at or better than B-, B3 or its equivalent, as designated by S&P, Moody’s, Fitch Ratings Inc., or any other nationally recognized credit rating agency with the exception of Mountaineer Keystone, LLC.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2015; provided, however, that, if the period from the redemption date to February 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

“Unrestricted Subsidiary” means any Subsidiary of USW LLC , other than USW Finance that is designated by the Board of Directors of USW LLC as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with USW LLC  or any Restricted Subsidiary of USW LLC unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to USW LLC or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of USW LLC;

(3) is a Person with respect to which neither USW nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of USW or any of its Restricted Subsidiaries.

“Utilized Hydraulic Horsepower” means the hydraulic horsepower typically and ordinarily used to complete a fracturing stage under the terms of the applicable contract (as determined in good faith by USW LLC’s Board of Directors).

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences relevant to the exchange of the exchange notes for the old notes, but does not purport to be a complete analysis for all potential tax effects. The summary is based upon the Code, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of the exchange notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations. Each holder is encouraged to consult, and depend on, his own tax advisor in analyzing the particular tax consequences of exchanging such holder’s old notes for the exchange notes, including the applicability and effect of any federal, state, local and foreign tax laws.

The exchange of the exchange notes for the old notes will not be a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will have the same adjusted issue price, adjusted basis and holding period in the exchange notes as it had in the old notes immediately before the exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for unregistered notes where such unregistered notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 180 days we will use commercially reasonable efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and certain legal matters in connection with this exchange offer will be passed upon for us by Garvey Schubert Barr, New York, New York.

EXPERTS

The consolidated financial statements of U.S. Well Services, LLC (Successor) as of December 31, 2013 and 2012 and for the period ended December 31, 2013 and for the period from February 21, 2012 (inception) to December 31, 2012 and the financial statements of U.S. Well Services, Inc. (Predecessor) for the period from January 1, 2012 to February 20, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

U.S. WELL SERVICES, LLC

Exchange Offer for

$46,000,000 14.50% Senior Secured Notes due 2017

PROSPECTUS

Dealer Prospectus Delivery Obligation

Until                , 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.Indemnification of Directors and Officers.

Section 9.2 of our limited liability company agreement provides that we will generally indemnify our officers and members of our Board of Managers to the fullest extent permitted by law against all losses, liabilities, expenses or similar events.  Further, Section 9.2 of our limited liability company agreement provides that such persons are entitled to indemnification to the fullest extent permitted under Section 145 of the General Corporation Law of the State of Delaware as if we were organized as a corporation under the corporate laws of the State of Delaware.  Our limited liability company agreement is incorporated herein by reference.  Subject to any terms, conditions or restrictions set forth in our limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever. We have director and officer liability insurance policies that provide coverage of up to $10 million.

The certificate of incorporation of USW Financing Corp. limits the liability of its directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporate Law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities: (a) for any breach of their duty of loyalty to such corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Delaware General Corporate Law, or (d) for any transaction from which the director derived an improper personal benefit.  Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification. Further, the certificate of incorporation of USW Financing Corp. and its bylaws provide indemnification for its directors and officers to the fullest extent permitted by Delaware law. The certificate of incorporation and bylaws further permit USW Financing Corp. to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as an officer, director, employee or agent, regardless of whether Delaware law would permit indemnification.  USW Financing Corp. has director and officer liability insurance policies that provide coverage of up to $10 million. The certificate of incorporation and the bylaws of USW Financing Corp. are incorporated herein by reference.

Item 21.Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit No.	Description
3.1

Certificate of Formation of U.S. Well Services, LLC dated February 14, 2012 (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

3.2

Certificate of Incorporation of USW Financing Corp. dated February 14, 2012 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

3.3

Amended and Restated Limited Liability Company Agreement of U.S. Well Services, LLC dated February 21, 2012 (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

3.4

First Amendment to Amended and Restated Limited Liability Company Agreement of U.S. Well Services, LLC dated February 10, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2014).

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3.5

Second Amendment to Amended and Restated Limited Liability Company Agreement of U.S. Well Services, LLC dated February 18, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2014).

3.6

Bylaws of USW Financing Corp. dated February 14, 2012 (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

4.1

Indenture dated as of February 21, 2012 by and among U.S. Well Services, LLC, USW Financing Corp.,  and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

4.2

First Supplemental Indenture dated as of July 16, 2012 by and among U.S. Well Services, LLC, USW Financing Corp., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

4.3

Registration Rights Agreement dated as of February 17, 2012 among U.S. Well Services, LLC, USW Financing Corp., the individual purchasers named therein, and Global Hunter Securities, LLC (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

4.6

Second Supplemental Indenture dated April 10, 2013, among U.S. Well Services, LLC, USW Financing Corp., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-k filed with the SEC on April 15, 2013).

4.7

Registration Rights Agreement dated April 8, 2013, among U.S. Well Services, LLC, USW Financing Corp., the individual purchasers named therein, and Global Hunter Securities, LLC (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the SEC on April 15, 2013).

4.8

Third Supplemental Indenture dated October 18, 2013, among U.S. Well Services, LLC, USW Financing Corp., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-k filed with the SEC on October 18, 2013).

4.9

Registration Rights Agreement dated October 18, 2013, among U.S. Well Services, LLC, USW Financing Corp., the individual purchasers named therein, and Global Hunter Securities, LLC (incorporated by reference to Exhibit 4.5 to the Company's Current Report on Form 8-k filed with the SEC on October 18, 2013).

5.1@	Opinion of Garvey Schubert Barr.
10.1*

Contract to Provide Dedicated Fracturing Fleet(s) for Fracturing Services dated November 1, 2011, between U.S. Well Services, Inc. and Antero Resources Appalachian Corporation (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.2

Rider No. 1 to Contract to Provide Dedicated Fracturing Fleet(s) for Fracturing Services dated June 5, 2012, between U.S. Well Services, LLC and Antero Resources Appalachian Corporation (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.3**

Amendment to Contract to  Provide Dedicated Fleet(s) for Fracturing Services effective September 30, 2013, between U.S. Well services, LLC and Antero Resources Corporation (incorporated by reference to Exhibit 10.3 to the Company's Annual Report on Form 10-K filed with the SEC on March 28, 2014 (SEC Registration No. 333-184491)).

II-

10.4**

Second Amendment to Contract to Provide Dedicated Fleet(s) for Fracturing Services dated January 24, 2014, between U.S. Well services, LLC and Antero Resources Corporation (incorporated by reference to Exhibit 10.4 to the Company's Annual Report on Form 10-K filed with the SEC on March 28, 2014 (SEC Registration No. 333-184491)).

10.5*

Dedicated Fracturing Fleet Agreement dated September 23, 2013, between U.S. Well Services, LLC and Inflection Energy LLC (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-K filed with the SEC on November 13, 2013 (SEC Registration No. 333-184491)).

10.6**@	Agreement dated March 28, 2014, between EM Energy Ohio, LLC and EM Energy Pennsylvania, LLC and U.S. Well Services, LLC
10.7#

Employment Agreement of Brian Stewart dated June 18, 2012 (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.8#

Employment Agreement of Kenneth I. Sill dated September 19, 2012 (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.9#

Employment Agreement of Jeffrey McPherson dated February 21, 2012 (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.10#

Employment Agreement of Edward S. Self III dated February 21, 2012 (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.11#

Series D Unit Agreement of Brian Stewart dated June 18, 2012 (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.12#

Series D Unit Agreement of Kenneth I. Sill dated September 19, 2012 (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.13#

Series D Unit Agreement of Jeffrey McPherson dated February 21, 2012 (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.14#

Series D Unit Agreement of Edward S. Self III dated February 21, 2012 (incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.15#

Amended and Restated Series D Unit Agreement, executed and agreed to as of November 8, 2013, but made effective as of February 21, 2012, by and between U.S. Well Services, LLC and Jeff McPherson (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-k filed with the SEC on November 14, 2013).

10.16#

Amended and Restated Series D Unit Agreement, executed and agreed to as of November 8, 2013, but made effective as of February 21, 2012, by and between U.S. Well Services, LLC and Edward Self III (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-k filed with the SEC on November 14, 2013).

10.17#

Series D Unit Agreement, executed and agreed to as of February 11, 2014, but made effective as of September 30, 2012, by and between U.S. Well Services, LLC and Jeffrey McPherson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2014).

10.18#

Series D Unit Agreement, executed and agreed to as of February 13, 2014, but made effective as of September 30, 2012, by and between U.S. Well Services, LLC and Edward S. Self III (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2014).

II-

10.19

Credit and Security Agreement dated May 9, 2013, by and between U.S. Well Services, LLC, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on May 15, 2013).

10.20

First Amendment to Credit and Security Agreement dated November 12, 2013, by and between U.S. Well Services, LLC, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-k filed with the SEC on November 19, 2013).

10.21

Second Amendment to Credit and Security Agreement dated February 18, 2014, by and between U.S. Well Services, LLC, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2014).

21.1	Subsidiaries of U.S. Well Services, LLC (incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-k filed with the SEC on March 19, 2013).
23.1	Consent of Garvey Schubert Barr (included in Exhibit 5.1).
23.2@	Consent of KPMG LLP.
24.1@	Powers of Attorney (contained in signature pages).
25.1@	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A.
99.1@	Form of Letter of Transmittal.
99.2@	Form of Notice of Guaranteed Delivery.

* Confidential treatment has been granted for portions of this exhibit. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit was filed separately with the Securities and Exchange Commission.

** Confidential treatment has been requested for portions of this exhibit. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

# Management contract or compensatory plan.
@ Filed herewith.

Item 22. Undertakings.

(a) Each undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request

(d) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 4, 2014.

U.S. Well Services, LLC

By:	/s/ Brian Stewart
Brian Stewart
President and Chief Executive Officer

By:	/s/ Kenneth I. Sill
Kenneth I. Sill
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Brian Stewart and Kenneth I. Sill, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his  substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
By:	/s/ Brian Stewart	President and Chief Executive Officer (Principal executive	April 4, 2014
	Brian Stewart	officer) and Member of the Board of Managers
By:	/s/ Kenneth I. Sill	Chief Financial Officer	April 4, 2014
	Kenneth I. Sill	(Principal financial officer)
By:	/s/ Cornelius Dupre	Member of the Board of Managers	April 4, 2014
Cornelius Dupre
By:	/s/ Joel Broussard	Member of the Board of Managers	April 4, 2014
Joel Broussard
By:	/s/ Gregg H. Falgout	Member of the Board of Managers	April 4, 2014
Gregg H. Falgout
By:	/s/ Matthew Bernard	Member of the Board of Managers	April 4, 2014
Matthew Bernard
By:	/s/ Steve Orlando	Member of the Board of Managers	April 4, 2014
Steve Orlando
By:	/s/ Todd Danos	Member of the Board of Managers	April 4, 2014
Todd Danos

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 4, 2014.

USW Financing Corp.

By:	/s/ Brian Stewart
Brian Stewart
President and Chief Executive Officer

By:	/s/ Kenneth I. Sill
Kenneth I. Sill
Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
By:	/s/ Brian Stewart	President and Chief Executive Officer (Principal executive	April 4, 2014
	Brian Stewart	officer) and Member of the Board of Managers
By:	/s/ Kenneth I. Sill	Treasurer and Secretary	April 4, 2014
Kenneth I. Sill
By:	/s/ Cornelius Dupre	Member of the Board of Managers	April 4, 2014
Cornelius Dupre
By:	/s/ Joel Broussard	Member of the Board of Managers	April 4, 2014
Joel Broussard
By:	/s/ Gregg H. Falgout	Member of the Board of Managers	April 4, 2014
Gregg H. Falgout
By:	/s/ Matthew Bernard	Member of the Board of Managers	April 4, 2014
Matthew Bernard
By:	/s/ Steve Orlando	Member of the Board of Managers	April 4, 2014
Steve Orlando

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EXHIBIT INDEX

Exhibit No.	Description
3.1

Certificate of Formation of U.S. Well Services, LLC dated February 14, 2012 (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

3.2

Certificate of Incorporation of USW Financing Corp. dated February 14, 2012 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

3.3

Amended and Restated Limited Liability Company Agreement of U.S. Well Services, LLC dated February 21, 2012 (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

3.4

First Amendment to Amended and Restated Limited Liability Company Agreement of U.S. Well Services, LLC dated February 10, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2014).

3.5

Second Amendment to Amended and Restated Limited Liability Company Agreement of U.S. Well Services, LLC dated February 18, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2014).

3.6

Bylaws of USW Financing Corp. dated February 14, 2012 (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

4.1

Indenture dated as of February 21, 2012 by and among U.S. Well Services, LLC, USW Financing Corp.,  and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

4.2

First Supplemental Indenture dated as of July 16, 2012 by and among U.S. Well Services, LLC, USW Financing Corp., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

4.3

Registration Rights Agreement dated as of February 17, 2012 among U.S. Well Services, LLC, USW Financing Corp., the individual purchasers named therein, and Global Hunter Securities, LLC (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

4.6

Second Supplemental Indenture dated April 10, 2013, among U.S. Well Services, LLC, USW Financing Corp., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-k filed with the SEC on April 15, 2013).

4.7

Registration Rights Agreement dated April 8, 2013, among U.S. Well Services, LLC, USW Financing Corp., the individual purchasers named therein, and Global Hunter Securities, LLC (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the SEC on April 15, 2013).

4.8

Third Supplemental Indenture dated October 18, 2013, among U.S. Well Services, LLC, USW Financing Corp., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-k filed with the SEC on October 18, 2013).

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4.9

Registration Rights Agreement dated October 18, 2013, among U.S. Well Services, LLC, USW Financing Corp., the individual purchasers named therein, and Global Hunter Securities, LLC (incorporated by reference to Exhibit 4.5 to the Company's Current Report on Form 8-k filed with the SEC on October 18, 2013).

5.1@	Opinion of Garvey Schubert Barr.
10.1*

Contract to Provide Dedicated Fracturing Fleet(s) for Fracturing Services dated November 1, 2011, between U.S. Well Services, Inc. and Antero Resources Appalachian Corporation (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.2

Rider No. 1 to Contract to Provide Dedicated Fracturing Fleet(s) for Fracturing Services dated June 5, 2012, between U.S. Well Services, LLC and Antero Resources Appalachian Corporation (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.3**

Amendment to Contract to  Provide Dedicated Fleet(s) for Fracturing Services effective September 30, 2013, between U.S. Well services, LLC and Antero Resources Corporation (incorporated by reference to Exhibit 10.3 to the Company's Annual Report on Form 10-K filed with the SEC on March 28, 2014 (SEC Registration No. 333-184491)).

10.4**

Second Amendment to Contract to Provide Dedicated Fleet(s) for Fracturing Services dated January 24, 2014, between U.S. Well services, LLC and Antero Resources Corporation (incorporated by reference to Exhibit 10.4 to the Company's Annual Report on Form 10-K filed with the SEC on March 28, 2014 (SEC Registration No. 333-184491)).

10.5*

Dedicated Fracturing Fleet Agreement dated September 23, 2013, between U.S. Well Services, LLC and Inflection Energy LLC (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-K filed with the SEC on November 13, 2013 (SEC Registration No. 333-184491)).

10.6**@	Agreement dated March 28, 2014, between EM Energy Ohio, LLC and EM Energy Pennsylvania, LLC and U.S. Well Services, LLC
10.7#

Employment Agreement of Brian Stewart dated June 18, 2012 (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.8#

Employment Agreement of Kenneth I. Sill dated September 19, 2012 (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.9#

Employment Agreement of Jeffrey McPherson dated February 21, 2012 (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.10#

Employment Agreement of Edward S. Self III dated February 21, 2012 (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.11#

Series D Unit Agreement of Brian Stewart dated June 18, 2012 (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.12#

Series D Unit Agreement of Kenneth I. Sill dated September 19, 2012 (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.13#

Series D Unit Agreement of Jeffrey McPherson dated February 21, 2012 (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

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10.14#

Series D Unit Agreement of Edward S. Self III dated February 21, 2012 (incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

10.15#

Amended and Restated Series D Unit Agreement, executed and agreed to as of November 8, 2013, but made effective as of February 21, 2012, by and between U.S. Well Services, LLC and Jeff McPherson (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-k filed with the SEC on November 14, 2013).

10.16#

Amended and Restated Series D Unit Agreement, executed and agreed to as of November 8, 2013, but made effective as of February 21, 2012, by and between U.S. Well Services, LLC and Edward Self III (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-k filed with the SEC on November 14, 2013).

10.17#

Series D Unit Agreement, executed and agreed to as of February 11, 2014, but made effective as of September 30, 2012, by and between U.S. Well Services, LLC and Jeffrey McPherson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2014).

10.18#

Series D Unit Agreement, executed and agreed to as of February 13, 2014, but made effective as of September 30, 2012, by and between U.S. Well Services, LLC and Edward S. Self III (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2014).

10.19

Credit and Security Agreement dated May 9, 2013, by and between U.S. Well Services, LLC, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on May 15, 2013).

10.20

First Amendment to Credit and Security Agreement dated November 12, 2013, by and between U.S. Well Services, LLC, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-k filed with the SEC on November 19, 2013).

10.21

Second Amendment to Credit and Security Agreement dated February 18, 2014, by and between U.S. Well Services, LLC, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2014).

21.1	Subsidiaries of U.S. Well Services, LLC (incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-k filed with the SEC on March 19, 2013).
23.1	Consent of Garvey Schubert Barr (included in Exhibit 5.1).
23.2@	Consent of KPMG LLP.
24.1@	Powers of Attorney (contained in signature pages).
25.1@	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A.
99.1@	Form of Letter of Transmittal.
99.2@	Form of Notice of Guaranteed Delivery.

* Confidential treatment has been granted for portions of this exhibit. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit was filed separately with the Securities and Exchange Commission.

** Confidential treatment has been requested for portions of this exhibit. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

# Management contract or compensatory plan.
@ Filed herewith.

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